Exhibit 1

  --------------------------------------------------------------------------
                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
                              ------------------

















                       CONSOLIDATED FINANCIAL STATEMENTS
             as of December 31, 2000 and 2001 and for each of the
               three years in the period ended December 31, 2001
             together with the Reports of Independent Accountants

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES

                                 ------------

                  Index to Consolidated Financial Statements


Report of Independent Accountants                                          F2
Consolidated Balance Sheets as of December 31, 2000 and 2001             F3-4
Consolidated Statements of Income for each
 of the three years in the period ended December 31, 2001                  F5
Consolidated Statements of Changes in Shareholders' Equity
 for each of the three years in the period ended December 31, 2001         F6
Consolidated Statements of Cash Flows for each of the three years
 in the period endedDecember 31, 2001                                   F7-F8
Notes to the Consolidated Financial Statements                             F9

                                 ------------

Ch$       -       Chilean pesos
ThCh$     -       Thousands of Chilean pesos
US$       -       United States Dollars
ThUS$     -       Thousands of United States Dollars
UF        -       Unidad de Fomento "UF" is a daily, indexed,
                  peso-denominated accounting unit. The UF rate is set daily in advance based on the change in the Chilean Consumer Price
                  Index of the previous month.

                                 ------------

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Cristalerias de Chile S.A.:

We have audited the accompanying consolidated balance sheets of Cristalerias de Chile S.A. (the "Company") and subsidiaries as of December 31, 2000 and 2001 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001, all expressed in thousands of constant Chilean pesos. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Accounting practices used by the Company in preparing the accompanying consolidated financial statements conform with accounting principles generally accepted in Chile, but do not conform with accounting principles generally accepted in the United States of America. A description of these differences and a reconciliation of consolidated net income and shareholders' equity under accounting principles generally accepted in Chile to the corresponding amounts that would be reported in accordance with accounting principles generally accepted in the United States, except for the omissions, as allowed pursuant to Item 18 of SEC Form 20-F, of adjustments necessary to eliminate the effect of price-level changes and the translation of non-Chilean operations described in Notes 2(b) and 2(t), is set forth in Note 39 to these consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cristalerias de Chile S.A. and subsidiaries as of December 31, 2000 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in Chile.

As explained in Note 3 to these consolidated financial statements, on January 1, 2000 the Company prospectively recorded the tax effects of temporary differences adopted using the liability method in accordance with Technical Bulletins N(degree)60 and 68 issued by the Chilean Association of Accountants and Circular N(degree) 1,466 issued by the Chilean Superintendency of Securities and Insurance.



LANGTON CLARKE
Santiago, Chile February 28, 2002,
(except for Notes 2(a), 2(b), 35 and 39 for which the date is May 29, 2002)

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                (Translation of financial statements originally
                 issued in Spanish - See Note 2) (Restated for
                 general price-level changes and expressed in
                             thousands of constant
     Chilean pesos as of December 31, 2001 and thousands of U.S. dollars)


                                                                                         As of December 31,
                                                                       -----------------------------------------------------
       ASSETS                                                                 2000                2001            2001
                                                                              ThCh$               ThCh$           ThUS$
                                                                                                              (Note 2(o))

  CURRENT ASSETS:
   Cash                                                                       2,105,158          2,815,861          4,300
   Time deposits (Note 4)                                                    18,403,839         22,731,793         34,716
   Marketable securities (Note 4)                                             8,398,679         13,045,240         19,923
    Current receivables, net of allowance for doubtful accounts of
     ThCh$539,982 and ThCh$528,989 respectively (Note 5)                     39,118,185         36,634,722         55,949
   Accounts receivable from related companies (Note 6)                          460,507            436,351            666
   Inventories (Note 7)                                                      33,488,731         28,802,119         43,987
   Recoverable taxes (Note 8)                                                   785,983          1,479,368          2,259
   Prepaid expenses                                                             806,203          1,154,810          1,764
   Deferred income taxes (Note 8)                                               810,012          1,265,050          1,932
   Other current assets (Note 9)                                              9,751,211         11,531,338         17,611
                                                                          -------------     --------------     ----------

      Total current assets                                                  114,128,508        119,896,652        183,107
                                                                          -------------     --------------     ----------

 PROPERTY, PLANT AND EQUIPMENT (Note 11):
   Land                                                                      12,245,128         12,931,166         19,749
   Buildings and construction                                                48,968,029         52,067,805         79,518
   Machinery and equipment                                                  116,223,481        125,755,365        192,054
   Other property, plant and equipment                                       14,978,649          9,950,609         15,197
   Technical revaluation of property, plant and equipment                    10,270,196          8,286,374         12,655
   Less: Accumulated depreciation                                           (81,668,863)       (80,446,312)      (122,858)
                                                                          -------------     --------------     ----------

      Net property, plant and equipment                                     121,016,620        128,545,007        196,315
                                                                          -------------     --------------     ----------

 OTHER ASSETS:
   Investments in related companies (Note 12)                               103,528,024        111,555,928        170,369
   Investments in others companies (Note 13)                                  1,566,535          1,430,266          2,184
   Long-term receivables                                                        128,230            217,251            332
   Accounts receivables from related companies (Note 6)                       1,381,048             11,452             17
   Intangibles, net (Note 15)                                                10,470,642         10,459,663         15,974
   Goodwill, net (Note 14)                                                   10,244,410          8,875,457         13,555
   Other Assets (Note 16)                                                     1,409,534         12,136,960         18,536
                                                                          -------------     --------------     ----------

      Total other assets                                                    128,728,423        144,686,977        220,967
                                                                          -------------     --------------     ----------

      Total assets                                                          363,873,551        393,128,636        600,389
                                                                          =============     ==============     ==========

             The accompanying notes are an integral part of these
                      consolidated financial statements.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                (Translation of financial statements originally
                 issued in Spanish - See Note 2) (Restated for
                 general price-level changes and expressed in
                             thousands of constant
     Chilean pesos as of December 31, 2001 and thousands of U.S. dollars)



                                                                                        As of December 31,
                                                                      -------------------------------------------------------
 LIABILITIES AND SHAREHOLDERS' EQUITY                                         2000               2001             2001
                                                                             ThCh$               ThCh$            ThUS$
                                                                                                               (Note 2(o))

 CURRENT LIABILITIES:
   Short-term bank liabilities (Note 17)                                     5,014,709           2,025,552           3,093
   Current portion of long-term bank liabilities (Note 17)                  11,083,700          16,288,092          24,875
   Current portion of bonds payable (Note 19)                                  413,353             259,200             396
   Dividends payable                                                           744,055             981,388           1,499
   Trade accounts payable                                                   14,460,320          12,015,922          18,351
   Miscellaneous creditors                                                     780,999             804,507           1,229
   Accounts payable to related companies (Note 6)                            1,800,021           1,939,497           2,962
   Accrued expenses (Note 20)                                                7,472,164           9,565,558          14,609
   Withholdings                                                              2,285,471           2,726,038           4,163
   Unearned income                                                           2,214,652           1,471,360           2,247
   Other current liabilities (Note 18)                                               -           2,283,074           3,487
    Total current liabilities                                               46,269,444          50,360,188          76,911
                                                                         -------------       -------------      ----------

 LONG-TERM LIABILITIES
   Long-term bank liabilities (Note 17)                                     70,268,866          63,442,315          96,890
   Bonds payable (Note 19)                                                     609,705          19,921,759          30,425
   Accounts payable                                                            365,721             259,416             396
   Miscellaneous creditors                                                     614,810           2,287,689           3,494
   Accrued expenses (Note 20)                                                9,794,414           6,732,575          10,282
   Deferred income taxes (Note 8)                                              200,547           1,965,818           3,002
   Other Long-Term Liabilities (Note 22)                                             -             447,908             684
    Total long-term liabilities                                             81,854,063          95,057,480         145,173
                                                                         -------------       -------------      ----------

 COMMITMENTS AND CONTINGENCIES (Note 31):

 MINORITY INTEREST (Note 23):                                               32,442,969          34,322,268          52,417

 SHAREHOLDERS' EQUITY (Note 24):
   Authorized, subscribed and paid-in capital represented by
    64,000,000 shares with no par value                                     62,863,356          62,863,356          96,005
   Share premium                                                            26,794,558          26,794,558          40,921
   Other reserves                                                            6,246,374           7,819,790          11,942
   Retained earnings                                                        89,832,239          98,140,385         149,881
   Net income for the period                                                17,570,548          17,770,611          27,139
                                                                         -------------       -------------      ----------
    Total shareholders' equity                                             203,307,075         213,388,700         325,888
                                                                         -------------       -------------      ----------

      Total liabilities and shareholders' equity                           363,873,551         393,128,636         600,389
                                                                         =============       =============      ==========

             The accompanying notes are an integral part of these
                      consolidated financial statements.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
            (Translation of financial statements originally issued
    in Spanish - See Note 2) (Restated for general price-level changes and expressed in thousands of constant
     Chilean pesos as of December 31, 2001 and thousands of U.S. dollars)


                                                                           Years ended December 31,
                                                     ----------------------------------------------------------------------
  OPERATING RESULTS:                                          1999              2000             2001            2001
                                                            ThCh$              ThCh$            ThCh$           ThUS$
                                                                                                             (Note 2(o))

   Net sales                                              128,569,675         144,962,066      141,928,816       216,755
   Cost of sales                                          (84,192,275)        (90,806,891)     (87,462,100)     (133,573)
                                                        -------------       -------------    -------------    ----------

   Gross margin                                            44,377,400          54,155,175       54,466,716        83,182
   Selling and administrative expenses                    (20,963,863)        (23,303,618)     (21,882,188)      (33,419)
                                                        -------------       -------------    -------------    ----------

     Operating income                                      23,413,537          30,851,557       32,584,528        49,763
                                                        -------------       -------------    -------------    ----------

 NON-OPERATING RESULTS:
   Net Interest income (expense) (Note 25)                    380,913          (2,121,621)      (4,091,835)       (6,249)
   Equity participation in net income (loss) of
     related companies (Note 12)                            1,007,418          (2,798,850)      (7,394,602)      (11,293)
   Other non-operating income (Note 25)                     2,039,828           1,774,426        6,709,775        10,247
   Other non-operating expense (Note 25)                   (2,851,288)         (2,707,625)      (2,746,373)       (4,194)
   Price-level restatement, net (Note 26)                  (1,086,065)         (2,126,035)      (2,269,680)       (3,466)
   Foreign exchange gain, net (Note 27)                     2,629,495           1,025,975        1,347,027         2,057
                                                        -------------       -------------    -------------    ----------

     Non-operating income (loss)                            2,120,301          (6,953,730)      (8,445,688)      (12,898)
                                                        -------------       -------------    -------------    ----------

       Income before income taxes and minority
       Interest                                            25,533,838          23,897,827       24,138,840        36,865
     Income taxes (Note 8)                                 (3,739,766)         (3,763,459)      (4,982,312)       (7,609)
     Extraordinary income (Note 28)                                 -                   -        1,785,074         2,726
                                                        -------------       -------------    -------------    ----------

     Income before minority interest                       21,794,072          20,134,368       20,941,602        31,982
     Minority interest (Note 23)                             (455,638)         (2,563,820)      (3,170,991)       (4,843)

       Net income                                          21,338,434          17,570,548       17,770,611        27,139
                                                        =============       =============    =============    ==========


             The accompanying notes are an integral part of these
                      consolidated financial statements.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (Translation of financial statements originally issued in Spanish - See Note 2)
    (Expressed in thousands of historical Chilean pesos, except as stated)


                                                                                          Previous
                                       Share        Share        Other       Retained     Year's Net   Net Income
                                      Capital      Premium      Reserves     Earnings      Income      For the Year     Total
                                   ------------  -----------  ------------  -----------  ------------  ------------- ------------
                                     ThCh$         ThCh$        ThCh$         ThCh$         ThCh$         ThCh$        ThCh$

 Balance as of January 1, 1999      56,760,323    24,193,231    5,182,118    60,007,464    16,662,673             -   162,805,809
 Profit distribution 1999                    -             -            -    16,662,673   (16,662,673)            -             -
 Dividends                                   -             -            -    (7,168,000)            -             -    (7,168,000)
 Price-level restatement of
 equity accounts                     1,475,768       629,024      134,737     1,908,815             -             -     4,148,344
 Currency translation adjustment             -             -      (92,440)            -             -             -       (92,440)
 Subsidiary start-up stage                   -             -     (271,408)            -             -             -      (271,408)
 deficit
 Net income for the year                     -             -            -             -             -    19,767,748    19,767,748
                                    ----------    ----------    ---------    ----------    ----------    ----------    ----------

 Balance as of December 31, 1999    58,236,091    24,822,255    4,953,007    71,410,952             -    19,767,748   179,190,053
                                    ==========    ==========    =========    ==========    ==========    ==========   ===========

 Balance as of December 31, 1999
 restated to constant Chilean
 Pesos
 as of December 31, 2001            62,863,356    26,794,557    5,346,559    77,085,052             -    21,338,434   193,427,957
                                    ==========    ==========    =========    ==========    ==========    ==========   ===========
 Balance as of January 1, 2000      58,236,091    24,822,255    4,953,007    71,410,952    19,767,748             -   179,190,053
 Profit distribution 2000                    -             -      271,408    19,496,340   (19,767,748)            -             -
 Dividends                                   -             -            -    (7,878,400)            -             -    (7,878,400)
 Price-level restatement of
 equity accounts                     2,737,096     1,166,646      245,548     4,102,281             -             -     8,251,571
 Currency translation adjustment             -             -      696,131             -             -             -       696,131
 Subsidiary start-up stage                   -             -     (107,536)            -             -             -      (107,536)
 deficit
 Net income for the year                     -             -            -             -             -    17,042,239    17,042,239

 Balance as of December 31, 2000    60,973,187    25,988,901    6,058,558    87,131,173             -    17,042,239   197,194,058
                                    ==========    ==========    =========    ==========    ==========    ==========   ===========

 Balance as of December 31, 2000
 restated to constant Chilean
 Pesos
 as of December 31, 2001            62,863,356    26,794,558    6,246,374    89,832,239             -    17,570,548   203,307,075
                                    ==========    ==========    =========    ==========    ==========    ==========   ===========
 Balance as of January 1, 2001      60,973,187    25,988,901    6,058,558    87,131,174             -    17,042,239   197,194,059
 Profit distribution 2001                    -             -      107,536    16,934,703             -   (17,042,239)          -
 Dividends                                   -             -            -    (8,996,480)            -                  (8,996,480)
 Price-level restatement of
 equity accounts                     1,890,169       805,657      172,569     3,070,988             -             -     5,939,383
 Currency translation adjustment             -             -    1,604,256             -             -             -     1,604,256
 Subsidiary start-up stage                   -             -     (123,129)            -             -             -      (123,129)
 deficit
 Net income for the year                     -             -            -             -             -    17,770,611    17,770,611
                                 ------------- ------------- ------------ -------------    ----------    ----------    ----------

 Balance as of December 31, 2001    62,863,356    26,794,558    7,819,790    98,140,385             -    17,770,611   213,388,700
                                    ==========    ==========    =========    ==========    ==========    ==========   ===========


As of December 31, 1999, 2000 and 2001 there were 64,000,000 shares authorized, issued and outstanding.

             The accompanying notes are an integral part of these
                      consolidated financial statements.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                (Translation of financial statements originally
                 issued in Spanish - See Note 2) (Restated for
                 general price-level changes and expressed in
                             thousands of constant
     Chilean pesos as of December 31, 2001 and thousands of U.S. dollars)


                                                                                    Years ended December 31,
                                                                ---------------------------------------------------------------
                                                                      1999             2000              2001             2001
                                                                     ThCh$             ThCh$             ThCh$           ThUS$
                                                                                                                    (Note 2(o))
 CASH FLOWS FROM OPERATING ACTIVITIES:

 NET INCOME FOR THE PERIOD                                        21,338,434       17,570,548        17,770,611         27,139

   (Gain) loss on sale of property and equipment                      65,267         (105,846)          (43,202)           (66)
   (Gain) loss on sale of other assets                              (712,444)        (252,999)       (1,989,949)        (3,039)
 ADJUSTMENTS TO RECONCILE NET INCOME
 TO NET CASH PROVIDED BY OPERATING
 ACTIVITIES:
   Depreciation                                                   10,992,489       11,450,725        11,781,551         17,993
   Amortization of intangibles                                       296,263          273,003         1,210,597          1,849
   Write-offs and provisions                                       4,492,423        3,624,246         3,881,791          5,928
   Equity in net (income) loss of related companies               (1,007,418)       2,798,850         7,394,602         11,293
   Amortization of goodwill                                          578,465          809,444           822,466          1,256
   Net price-level restatement                                     1,086,065        2,126,035         2,269,680          3,466
   Foreign exchange gain, net                                     (2,629,495)      (1,025,975)       (1,347,027)        (2,057)
   Other, net                                                        771,532          (67,935)         (812,679)        (1,241)
 CHANGES IN OPERATING ASSETS:
   Increase in current receivable                                 (7,527,948)      (4,444,953)       (5,871,651)        (8,967)
   Increase decrease in inventories                               (2,074,351)       2,336,188           831,519          1,270
   Increase in other assets                                       (2,824,096)      (3,800,973)       (3,633,775)        (5,550)
 CHANGES IN OPERATING LIABILITIES:
   Increase (decrease) in trade accounts payable                     412,355         (148,924)        1,610,502          2,460
   Increase (decrease) in bank liabilities                           165,109         (149,263)       (1,063,233)        (1,624)
   Increase in income tax                                            123,582          641,877         1,518,279          2,319
    Increase (decrease) in accounts payable to related
   companies                                                         140,866         (108,898)        2,036,577          3,110

   (Decrease) increase in withholdings                              (188,987)         387,848          (247,904)          (379)
   Loss in minority interest                                         455,638        2,563,820         3,170,991          4,843
                                                               -------------    -------------     -------------      ---------

 NET CASH PROVIDED BY
 OPERATING ACTIVITIES                                             23,953,749       34,476,818        39,289,746         60,003
                                                               -------------    -------------     -------------      ---------


             The accompanying notes are an integral part of these
                      consolidated financial statements.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                (Translation of financial statements originally
                 issued in Spanish - See Note 2) (Restated for
                 general price-level changes and expressed in
                             thousands of constant
     Chilean pesos as of December 31, 2001 and thousands of U.S. dollars)

                                                                                Years ended December 31,
                                                        -------------------------------------------------------------------------
                                                                1999             2000              2001            2001
                                                                ThCh$            ThCh$            ThCh$            ThUS$
                                                                                                                 (Note 2(o))

CASH FLOW FROM FINANCING ACTIVITIES:
  Proceeds from issuance of subsidiary shares                    208,711         1,489,705                -              -
  Borrowings from banks and others                            21,491,459        68,313,763        8,461,852         12,923
  Bonds payable                                                        -                 -       18,307,312         27,959
  Borrowings from related companies                              709,901         1,431,323        1,909,679          2,916
  Dividends paid                                              (8,226,724)       (8,712,706)      (9,453,345)       (14,437)
  Payment of loans                                           (17,365,745)      (10,969,466)     (11,708,795)       (17,882)
  Repayment of bonds                                          (4,655,030)         (894,569)      (1,057,645)        (1,615)
  Payment of loans from related companies                        (95,391)       (3,361,134)      (2,230,953)        (3,407)
  Other sources of financing                                           -           (89,978)         944,737          1,443
  Other finance payments                                         (66,577)       (1,335,960)        (157,144)          (240)
                                                           --------------    --------------   --------------     ----------
 NET CASH (USED IN) PROVIDED BY
 FINANCING ACTIVITIES                                          7,999,396)       45,870,978        5,015,698          7,660
                                                           --------------    -------------    -------------      ---------

 CASH FLOW FROM INVESTING ACTIVITIES:
  Proceeds from sales of property, plant and                     114,017           786,669        1,466,838          2,240
  Proceeds from sales of permanent investment                  1,942,599         1,833,233          920,823          1,406
  Proceeds from sales of other investments                    87,609,950        47,798,838       53,813,084         82,184
  Proceeds from loans from related companies                   1,267,612         1,868,797        1,331,054          2,033
  Proceeds from forwards contracts                                     -           991,322       10,205,758         15,586
  Additions to property, plant and equipment                  (9,156,432)      (19,806,770)     (32,730,097)       (49,986)
  Permanent investments                                      (13,116,722)      (83,452,104)      (3,932,860)        (6,006)
  Investment in financial instruments                        (70,571,176)      (23,722,757)     (64,978,814)       (99,236)
  Related company loans                                       (1,947,435)       (1,907,331)        (151,666)          (232)
  Other investing activities                                     (78,325)         (692,146)         107,996            165
                                                           --------------    --------------   -------------      ---------

 NET CASH USED IN INVESTING ACTIVITIES                        (3,935,912)      (76,302,249)     (33,947,884)       (51,846)
                                                           -------------     -------------    -------------      ---------

 TOTAL NET CASH FLOW OF THE PERIOD                            12,018,441         4,045,547       10,357,560         15,817

 EFFECT OF INFLATION ON CASH AND CASH
 EQUIVALENTS                                                    (397,546)       (1,809,889)      (1,252,114)        (1,911)
                                                           -------------     -------------    -------------      ---------

 NET INCREASE IN CASH AND
 CASH EQUIVALENTS                                             11,620,895         2,235,658        9,105,446         13,906

 CASH AND CASH EQUIVALENTS AT THE
 BEGINNING OF THE PERIOD                                      14,813,512        26,434,407       28,670,065         43,785
                                                           -------------     -------------    -------------      ---------

 CASH AND CASH EQUIVALENTS AT THE END
 OF THE PERIOD                                                26,434,407        28,670,065       37,775,511         57,691
                                                           =============     =============    =============      =========

             The accompanying notes are an integral part of these
                      consolidated financial statements.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
 (Translation of financial statements originally issued in Spanish - See Note 2)
            (Restated for general price-level changes and expressed
                           in thousands of constant
          Chilean pesos as of December 31, 2001, except as indicated)

1.       Nature of Operations

         The primary activity of Cristalerias de Chile S.A. ("Cristalerias") and its subsidiaries (collectively, the "Company") is the production of glass bottles and plastic containers for the beverage industry. The Company also has majority holdings in companies within the communications, wine production, and construction industries. Virtually all the sales made by Cristalerias de Chile S.A. are within the domestic market, with the exception of wine bottle sales which have a significant export volume.

2.       Summary of Significant Accounting Policies

         (a)      Basis for preparation of financial statements:

         The consolidated financial statements of the Company have been prepared on the basis of accounting principles generally accepted in Chile and specific guidelines issued by the Chilean Superintendency of Securities and Insurance (the "SVS"), which are collectively referred to as "Chilean GAAP". Certain accounting practices applied by the Company that conform with generally accepted accounting principles in Chile do not conform with generally accepted accounting principles in the United States (U.S. GAAP). Certain prior year amounts have been reclassified to conform to the current year method of presentation.

         The preparation of financial statements in conformity with Chilean GAAP, along with the reconciliation to U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

         In certain cases generally accepted accounting principles require that assets or liabilities be recorded or disclosed at their fair values. The fair value is the amount at which an asset could be bought or sold or the amount at which a liability could be incurred or settled in a current transaction between willing parties, other than in a forced or liquidation sale. Where available, quoted market prices in active markets have been used as the basis for the measurement; however, where quoted market prices in active markets are not available, the Company has estimated such values based on the best information available, including using modeling and other valuation techniques.

         The accompanying financial statements reflect the consolidated results of operations of Cristalerias and its subsidiaries. All significant inter-company accounts have been eliminated in consolidation. The company consolidates the financial statements of the companies in which it controls a majority of voting shares. Investments in companies in the development stage are accounted for using the equity method, except that any participation in income or losses is included directly in shareholders' equity instead of being reflected in the Company's consolidated statement of income.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued (Translation of financial statements originally issued in Spanish - See Note 2)
            (Restated for general price-level changes and expressed
                           in thousands of constant
          Chilean pesos as of December 31, 2001, except as indicated)
                            -----------------------


2.       Summary of Significant Accounting Policies, continued:

         (a)      Basis for preparation of financial statements, continued:

          As of December 31, 2000 and 2001, Cristalerias consolidated the following companies:

                     Name                                    % Participation
                     ----                                    ---------------
                                                             2000       2001
                                                             ----       ----
       Cristalchile Comunicaciones S.A.                     99.998     99.998
       Constructora Apoger S.A. "Apoger" (1)                80.000     80.000
       CIECSA S.A. and subsidiaries "CIECSA" (2)            98.110     98.210
       Sociedad Anonima Viria Santa Rita "Santa Rita" (3)   54.100     54.097
       Crowpla Reicolite S.A.(4)                            99.990      -
       Cristalchile Inversiones S.A.                            -      99.990

          (1) Apoger includes the balance of its subsidiary, Monte Azul Ltda. of which it owns 99.0%.
          (2) Consolidated CIESCA S.A. includes the balances of its subsidiary, Megavision S.A. of which it owns 78.01%. As of the third quarter of 2001, CIESCA's subsidiary, Ediciones Chiloe S.A. has not been consolidated, because ownership has decreased from 75% to 50%, and the Company no longer has control.
          (3) Santa Rita and subsidiaries includes the balances of its subsidiaries, Vina Dona Paula S.A. and Vina Carmen S.A., of which it owns 99.0% and 100%, respectively. In 2000, Dona Paula was not included in the consolidation as it was in the development stage. Sur Andino S.A., which is 100% owned and consolidated, was created on March 1, 2001
          (4) On June 29, 2001, Cristalerias contributed its investment in Crowpla Reicolite S.A. to a joint-venture with Andina Inversiones Societarias S.A. reducing its ownership from 99.99% to 50%. The joint venture is not consolidated as neither party has control.


         (b)      Price-Level Restatement:

         The financial statements have been price-level restated in order to reflect the effect of the changes in the purchasing power of the Chilean currency during each year. All non-monetary assets and liabilities and income statement accounts have been restated to reflect the changes in the Chilean consumer price index from the date they were acquired or incurred to year-end.

         The purchasing power gain or loss included in net income within the account "price-level restatement" reflects the effect of Chilean inflation on the monetary assets and liabilities held by the Company.

         The restatements were calculated using the official consumer price index ("CPI") of the National Institute of Statistics and based on the "prior month rule", in which the inflation adjustments are based on the consumer price index at the close of the month preceding the close of the respective year or transaction. This index is considered by the business community, the accounting profession and the Chilean government to be the index which most closely complies with the technical requirement to reflect the variation in the general level of prices in the country and, consequently, is widely used for financial reporting purposes in Chile.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------


2.       Summary of Significant Accounting Policies, continued:

         (b)      Price-Level Restatement, continued:

          The values of the Chilean consumer price index used for financial accounting price-level restatement purposes are as follows:

                                                              Change over
                                                               previous
                                            Index             November 30
                                            -----             -----------

          November 30, 1999                 102.04               2.6%
          November 30, 2000                 106.82               4.7%
          November 30, 2001                 110.10               3.1%

          By way of comparison, the year-end values of the Chilean consumer price index are as follows:

                                                               Change over
                                                                previous
                                           Index               December 31
                                           -----               -----------

          December 31, 1999                102.31                 2.3%
          December 31, 2000                106.94                 4.5%
          December 31, 2001                109.76                 2.6%

         The above-mentioned price-level restatements do not purport to represent appraisal or replacement values and are only intended to restate all non-monetary financial statement components in terms of local currency of a single purchasing power and to include in the net result for each year the gain or loss in purchasing power arising from the holding of monetary assets and liabilities exposed to the effects of inflation.

         Assets and liabilities that are denominated in index-linked units of account are stated at the year-end values of the respective units of account. The principal index-linked unit used in Chile is the Unidad de Fomento (UF), which changes daily to reflect the changes in Chile's consumer price index. Many of the Company's investments and liabilities are denominated in UF. As the Company's indexed liabilities exceed its indexed assets, an increase in the index results in a net loss on indexation.

         Values for the UF are as follows (historical pesos per UF):

                                                               Ch$
                                                            ----------
         December 31, 1999                                  15,066.96
         December 31, 2000                                  15,769.92
         December 31, 2001                                  16,262.66

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

2.       Summary of Significant Accounting Policies, continued:


         (b)      Price-Level Restatement, continued:

         Comparative financial statements:

         All amounts in the financial statements and notes are expressed in constant Chilean pesos of December 31, 2001 purchasing power, unless otherwise stated. For comparative purposes, the December 31, 1999 and 2000 financial statements, and the amounts disclosed in the related footnotes have been restated by 7.9%(1) and 3.1%, respectively, in order to present such information in terms of Chilean pesos as of December 31, 2001. This updating does not change the prior year's statements or information in any way except to update the amounts to constant Chilean pesos of similar purchasing power.

          (1) Originally reported 1999 figures multiplied by 4.7% then multiplied by 3.1%

          (c)     Assets and liabilities denominated in foreign currency:

         Balances in foreign currencies have been translated into Chilean Pesos at the Observed Exchange Rate as reported by the Central Bank of Chile as follows:

                                                                           As of December 31,
                                                         --------------------------------------------------
                                                 Symbol            1999           2000             2001
                                                         ------------------  --------------   -------------
                                                                    Ch$            Ch$              Ch$
         U.S. Dollar                              US$              530.07          573.65           654.79
         Canadian Dollar                          CAD              364.99          382.51           410.73
         Pound Sterling                           GBP              855.92          856.58           948.01
         German Mark (1)                          DEM              272.47          275.50           296.36
         Italian Lira (1)                         ITL                0.28            0.28             0.30
         Swiss Franc                              CHF              331.79          354.87           390.62
         French Franc (1)                         FRF               81.24           82.15            88.36
         Danish Corona (1)                        DKK               71.60           72.25            77.82
         Swedish Corona                           SEK               62.23           60.76            62.14
         Euro                                     EUR              532.89          538.84           578.18
         Argentine peso (2)                       ARG              530.07          573.65           385.17

         -----------------
         (1)   Beginning on January 1 2002, these currencies will be
               expressed in the Euro.

         (2) In recent years prior to December 31, 2001, the Argentine peso has been pegged to the U.S. dollar at a rate of 1
               Argentine peso to 1 U.S. dollar. In early December 2001, restrictions were put in place that prohibited cash withdrawals above a certain amount and foreign money transfers, with certain limited exceptions. While the legal exchange rate remained at 1 peso to 1 U.S. dollar, financial institutions were allowed to conduct only limited activity due to these controls, and currency exchange activity was effectively halted except for personal transactions in small amounts. In January
               2002, the Argentine government announced its intent to create a dual currency system with an "official" fixed exchange rate of
               1.4 pesos to 1 U.S. dollar for import and export transactions and a "free" floating exchange rate for other transactions. On
               January 11, 2002, the exchange rate market holiday ended and closing new "free" floating exchange rates ranged from 1.6 to
               1.7 pesos to 1 U.S. dollar notwithstanding the official foreign exchange rate as of December 31, 2001, in accordance with SVS
               Circular No. 81. The conversion of Argentine subsidiary financial statements reflect the conversion rate of 1.7 pesos to 1 U.S. dollar.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

2.       Summary of Significant Accounting Policies, continued:


         (c) Assets and liabilities denominated in foreign currency, continued:

         Transactions in foreign currencies are recorded at the exchange rate prevailing when the transactions occur. Foreign currency balances are translated at the exchange rate prevailing at the month end. The resulting translation gains and losses related to these balances are included in foreign exchange gains and losses in the income statement for the period to which they relate.

         (d) Time deposits, marketable securities and investments under agreements to resell:

         Time deposits and marketable securities are shown at cost plus price-level restatement (indexation) and accrued interest, which approximates the market value of these items.

         Investments in mutual funds are presented at their redemption value at the end of each accounting period. Investment in other companies are recorded at the lower of adjusted cost or market value.

         Financial instruments acquired subject to reverse repurchase agreements are classified as other current assets (see Note 9). These financial instruments are notes issued by the Chilean Central Bank, primarily denominated in UF and are stated at cost plus interest and indexation accrued at year-end.

         Investments held by the Parent Company in bonds of Celulosa Arauco are included in Other Assets and recorded at par value, without adjusting them to the market value because the Company intends to hold these bonds until their maturity (see Note 16).

         (e)      Inventories:

         Inventories are valued at price-level restated cost, or at replacement cost, if lower. Finished goods are shown at restated direct costs, which include raw materials, energy and direct labor costs. Raw materials are valued at historical cost, which does not exceed net realizable value. Inventory costs are transferred to cost of sales on the basis of weighted-average cost.

         Rights to show television programs and programs produced by Megavision are valued at cost less amortization. The inventory of programs is amortized on an accelerated basis over the number of contracted showings in order to match the higher income earned from the initial showings.

         The stated values of inventories do not exceed their estimated net replacement cost.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

2.       Summary of Significant Accounting Policies, continued:

         (f)      Property, plant and equipment:

         Property, plant and equipment are presented at price-level restated cost; as further restated for permitted technical revaluations carried out during 1979 and 1986. Depreciation has been calculated on a straight-line basis, taking into account the estimated useful lives of the assets, which are as follows:

                                                            Years
                                                           -------
         Buildings and construction                        15 - 50
         Machinery and equipment                            5 - 20
         Other                                              3 - 10

         The Company accounts for repairs and maintenance expenditures that do not improve the operating capacity of its fixed assets as expenses. Expenditures such as betterments or significant improvements that enhance the operating capacity of its fixed assets are capitalized. When disposed of, the difference between the sales proceeds and the net book value of the fixed assets is treated as a gain or a loss.

         (g)      Investments in related companies:

         Investments in companies in which the Company's participation exceeds 10% but is 50% or less are accounted for using the equity method unless the Company does not have significant control. In addition, if a company (such as Cristalerias) is part of a group under common control which owns more than 10% of the outstanding voting shares of a related company, each company in the controlled group which has an ownership interest in the related company may account for its investment using the equity method. The Company's proportional share in net income and losses of related companies is recognized in non-operating income and expense in the Consolidated Statements of Income, after eliminating any unrealized profits from transactions between related companies.

         As of December 31, 2001, Envases CMF S.A. (formerly Crowpla Reicolite S.A.) has not been consolidated as it is included in investments in related companies. On June 29, 2001, the Company contributed this investment to a joint venture in Crowpla Reicolite with Andina Inversiones Societarias S.A., reducing its ownership share from 99.99% to 50.00%.

         (h)      Staff severance indemnities:

         Cristalchile S.A. has recorded a liability for long-term service indemnities in accordance with the collective bargaining agreements entered into with its employees. This liability is shown at its current value, based on the amount that would be owed if the employees terminated their employment. Each employee is entitled to receive one month's salary for every year of service with the Company.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

2.       Summary of Significant Accounting Policies, continued:

         (i)      Deferred income taxes and tax income:

         Deferred income taxes are recorded based on timing differences between accounting and taxable income. As a transitional provision, a contra asset or liability has been recorded offsetting the effects of the deferred tax assets and liabilities not recorded prior to January 1, 2000. Such contra asset or liability amounts must be amortized to income over the estimated average reversal periods corresponding to the underlying temporary differences to which the deferred tax asset or liability relates calculated using the tax rates to be in effect at the time of reversal.

         (j)      Allowance for doubtful accounts:

         The parent company and its subsidiaries have made an allowance for doubtful accounts, which is deducted from accounts receivables and notes receivables. The criteria used in determining the allowance is based on the age of the balances due.

         (k)      Intangibles:

         Intangible assets comprise the value paid by Megavision in 1990 for the right to use the Channel 9 television frequency and its regional channels network and trademarks held by Santa Rita. The television broadcast rights have a long productive life, and according to commercial transactions it has maintained its economic value. Despite the fact that the Company's management believes that there has been no decrease in the asset's value, the television broadcast rights are being amortized over a 40 year period on a decelerated basis, that is, the depreciation charge will increase as a proportion of the remaining balance. The decelerated basis has been chosen in order to match the amortization expense with the expected increases in advertising revenue. Trademarks are carried at historical cost plus price-level restatement. Beginning January 1, 1998, Santa Rita began to amortize these trademarks on a straight-line basis over a 40-year period.

         (l)      Goodwill and negative goodwill:

         Goodwill has resulted from comparing the price paid for the investment made with the proportional carrying values of the investment's net assets acquired. The amortization of these values is over a period of 20 years. As of December 31, 2000 and 2001, there are no negative goodwill amounts recorded.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

2.       Summary of Significant Accounting Policies, continued:

         (m)      Foreign currency forward exchange contracts:

         The Company has entered into foreign currency forward exchange contracts to manage exposure related to certain foreign currency commitments, certain foreign currency denominated balance sheet positions, and certain anticipated foreign currency denominated expenditures. Some of these foreign currency forward exchange contracts have been designated, and are effective as hedges. The amounts payable and the amounts receivable related to foreign exchange hedging contracts are recognized on a net basis under Current Assets or Other Current liabilities and Other Long-term Liabilities for the years ending December 31, 2000 and 2001, respectively. Amounts payable or receivable under these contracts offset gains and losses on the assets, liabilities and transactions being hedged and are presented on a net basis at the end of the period and are classified according to the contract's expiration date.

         (n)      Revenue Recognition:

         Revenue is recognized (a) upon shipment of goods, at which time title transfer to the customer, or (b) upon broadcasting for advertising services.

         (o)      Translation to U.S. Dollars:

         The Company maintains its accounting records and prepares its financial statements in Chilean pesos. The United States dollar amounts disclosed in the accompanying financial statements are presented solely for the convenience of the reader at the December 31, 2001 closing exchange rate of Ch$654.79 per US$1. This translation should not be construed as representing that the Chilean peso amounts actually represent or have been, or could be, converted into United States dollars at that exchange rate or at any other rate of exchange.

         (p)      Statement of cash flows:

         The Company considers all time deposits and instruments under repurchase agreements with a remaining maturity of less than 90 days to be cash equivalents.

         Cash flows related to the Company's activities such as interest paid, interest income, dividends received and all other cash flows not classified as investment or financing are recognized under "Cash Flow from Operating Activities".

         (q)      Repurchase and Resale agreement operations:

         The financial instruments acquired with resale agreement are presented at their acquisition value plus the interests and adjustments accrued at the closing of the fiscal year and they are classified as Other Current Assets.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

2.       Summary of Significant Accounting Policies, continued:

         (r)      Bonds:

         Bonds payable are recorded at the face value of the bonds. The difference between the face value and the proceeds received, equal to the premium or discount, is deferred and amortized over the term of the bonds.

         (s)      Computer Software:

         The parent company and Vina Santa Rita developed computer software with their own resources and also acquired computer packages from third parties. Disbursements due to in-house software development not related to the application development are charged to results as they arise. The computer packages are recorded as Fixed Assets and amortized over 36 months in the parent company and 48 months in the subsidiary S.A. Vina Santa Rita.:

         (t)      Foreign investments:

         In accordance with Technical Bulletin No. 64 ("BT 64") of the Chilean Association of Accountants, and Official Circular N(degree) 5294 of the S.V.S., permanent foreign investments established in countries defined by BT 64 as being unstable, whose activities do not constitute an extension of the parent company's operations are controlled and measured in U.S. dollars. Differences between the Chilean peso and the U.S. dollar exchange rate variation and fluctuations in the IPC are accounted for as a charge or credit to the equity account called "Cumulative Translation Adjustment ". Under BT 64, foreign exchange differences on US dollar-denominated liabilities that have been designated as a hedge of such investments are also included in the same equity account to the extent the hedge is effective. This rule corresponds to the Company's equity method investment in Rayen Cura.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

3.       Changes in Accounting Policies

         In accordance with Technical Bulletins N(degree)60 and 68 issued by the Chilean Association of Accountants and Circular N(degree) 1,466 issued by the SVS, the Company has recorded the tax effects of temporary differences on a prospective basis beginning January 1, 2000.

         Had the Company recorded deferred tax assets and liabilities as of December 31, 1999, those balances would have amounted to ThCh$5,850,482 and ThCh$5,746,490, respectively. In addition, the charge to earnings (losses) for new temporary differences generated during the period amounted to ThCh$20,682, ThCh$137,262 and ThCh$443,986 for the years ended December 31, 1999, 2000 and 2001, respectively, which has been recorded in the Statement of Income under the item "Income taxes" (See Note 8).

4.       Time Deposits and Marketable Securities

         The composition of time deposits is as follows:


         Institution                            Currency           2000              2001
                                                                  ThCh$             ThCh$
         Banco Santiago                           US$             1,485,087         4,264,634
         Banco Credito e Inversiones              US$                     -         4,445,253
         Banco A. Edwards                         US$                     -         4,302,363
         Banco Santander New York                 US$            14,071,990                 -
         Banco Santiago                           UF                912,767         2,227,619
         Banco A. Edwards                         UF                      -           881,714
         Banco Santander                          UF                      -         4,221,202
         ScotiaBank (formerly Sudamericano)       UF                      -         1,318,036
         Citibank                                 UF                      -         1,070,972
         Banco de Chile                           UF              1,933,995                 -
                                                               ------------      ------------
         Total                                                   18,403,839        22,731,793
                                                               ============      ============

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

4.       Time Deposits and Marketable Securities, continued

         Marketable securities consist of the following:

        Institution                                2000              2001
                                                  ThCh$              ThCh$
                                              ------------       ------------
        Chilean Government securities            2,581,949                  -
        Mutual Funds                                39,631          9,704,120
        Equity Securities                        5,777,099          3,269,521
                                              ------------       ------------
        Other                                            -             71,599

        Total                                    8,398,679         13,045,240
                                              ============       ============


5.       Current receivables

         Current receivables are summarized as follows:

                                                      2000           2001
                                                 ------------    ------------
                                                      ThCh$          ThCh$

        Trade accounts receivable                  34,502,265      32,184,566
        Miscellaneous accounts receivable             907,447         649,782
        Notes receivable                            4,248,455       4,329,363
                                                 ------------    ------------

        Sub-total                                  39,658,167      37,163,711
        Less: allowance for doubtful accounts        (539,982)       (528,989)
                                                 -------------   -------------
        Total                                      39,118,185      36,634,722
                                                 ============    ============

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------


6.       Related Party transactions:

         The following table details amounts receivable from and payable to related parties as of December 31, 2000 and 2001:

                                                                            Balance Receivable           Balance Payable
                                                                     ------------------------------------------------------
                                                                           2000          2001          2000         2001
                                                                     -------------- ------------- ------------- -----------
                                                                         ThCh$        ThCh$          ThCh$        ThCh$

       Short-term
       Metropolis - Intercom (indirect affiliate company)                 27,492       33,599               -        36,216
       Costanera S.A. (affiliate)                                          5,401            -               -             -
       Inversiones Bayona S.A. (shareholder)                                   -            -         134,108       177,376
       Servicios y Consultorias Hendaya S.A. (shareholder)                 1,461        4,320         128,819       170,381
       Elecmetal S.A. (majority shareholder)                               2,695        1,028         494,014       653,400
       Editorial Zig-Zag S.A.(affiliate)                                 149,061      275,695               -             -
       Navarino S.A. (common control)                                        198            -               -             -
       Bazuca S.A. (affiliate)                                            12,617            -               -             -
       Cordillera Comunicaciones Ltda. (affiliate)                             -            -         181,380       200,810
       Claro y Co. (common board members)                                    401          285           4,344        19,702
       Distribuicion via Directa (common control)                              -            -          28,340             -
       Envases CMF S.A. (affiliate)                                            -           55               -        17,997
       Andres Navarro (majority shareholder of affiliate)                      -            -              23             -
       Cia. Sudamericana de Vapores (common control)                      26,485        1,586           1,675        13,462
       Marinsa (indirect affiliate company)                                1,861            -               -             -
       Vina Los Vascos S.A. (indirect affiliate)                         227,711      116,548           3,916         8,090
       Rayen Cura S.A.I.C. (affiliate)                                     5,124            -               -             -
       Ediciones Financieras S.A. (affiliate)                                  -        3,235               -         3,642
       Televisa International S.A. De C.V.                                     -            -         823,402       638,421
                                                                     -----------    ---------     -----------   -----------
                                  Total Short-term                       460,507      436,351       1,800,021     1,939,497
                                                                     ===========    =========     ===========   ===========
       Long-term
       Inmobiliaria Don Alberto S.A. (Affiliate)                          42,522            -               -             -
       Vina Dona Paula (Affiliate)                                     1,338,526            -               -             -
       Ediciones Chiloe S.A. (affiliate)                                       -       11,452               -             -
                                                                     -----------    ---------     -----------   -----------
                                  Total Long-term                      1,381,048       11,452               -             -
                                                                     ===========    =========     ===========   ===========

All related party transactions are translated at arms-length basis, using approximate market prices and interest rates, when applicable.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------


6. Related Party transactions, continued:


Transactions with related parties that affect net income are as follows:

                                                                 Amount of transaction              (Charge) Credit to income
                                                           ---------------------------------    ---------------------------------

                                                            1999        2000         2001        1999        2000        2001
                                                            ThCh$       ThCh$       ThCh$        ThCh$       ThCh$       ThCh$
                                                           ----------------------------------------------------------------------

CRISTALCHILE S.A.
Servicios y Consultorfas Hendaya S.A. (shareholder)
   Services received                                        676,978   1,227,737   1,235,875     (676,978) (1,227,737) (1,235,875)
   Dividends                                                680,499     720,802     752,913            -           -           -
   Services Provided                                         18,844      18,360      19,430       18,844      18,360      19,430
   Sales                                                          -       8,657       7,538            -       6,844          38
   Sale of Fixed Assets                                           -      12,938           -            -           -           -
Cfa. Electro Metaliurgica S.A. (shareholder)
   Dividends                                              2,609,673   2,764,233   2,887,375            -           -           -
   Payments on company's behalf                               1,871       3,602          20            -           -           -
   Purchase of industrial materials                           2,284         166       6,044       (2,284)       (166)          -
   Advertising sold                                               -       5,059       2,268            -       2,856         515
   Services provided                                              -         165           -            -        (165)          -
Claro y Cfa.(related by President Mr. Claro)
   Legal Counsel                                             26,491     142,768     163,763      (26,491)   (142,768)   (163,763)
   Sales                                                                    346       1,240                      109         346
Navarino S.A. (indirectly related company)
   Services Provided                                          9,616       9,514       9,580        9,616       9,514       9,580
   Loans Granted                                            509,612           -           -            -           -           -
   Repayment of Loans                                       509,612           -           -            -           -           -
   Interest on Loans Granted                                  1,138           -           -        1,138           -           -
   Advertising sold                                               -       2,380           -            -       2,380           -
Quemchi S.A. (indirectly related company)
   Services Provided                                          9,616       9,514       9,580        7,189       9,514       9,580
   Loans Granted                                            378,889      36,085      50,000            -           -           -
   Repayment of Loans                                       378,889      36,085      50,000            -           -           -
   Interest on Loans Granted                                 22,255          59         152       22,255          59         152
   Advertising sold                                           3,582       1,876           -        3,582       1,876           -

Cia Sudamenricana de Vapores (indirectly related
company)
   Shipping Services                                        342,259     327,237     403,832            -           -           -
   Advertising sold                                               -      35,141           -            -      35,141           -
   Advertising contracts                                          -      85,058      53,333            -      85,058      53,333
   Services received                                              -      26,848      44,414            -     (26,848)    (44,414)
   Sales                                                          -      56,746      49,261            -      15,683      10,904
Rayen Curd S.A. (related company)
   Direct Sales                                                   -      52,914      38,397            -      15,993      10,230
   Paid in Capital                                                -   5,266,809   3,239,783            -           -           -
   Repayment of Loans                                             -           -         403            -           -           -


                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)
                            -----------------------

6.       Related Party transactions,  continued:



                                                                  Amount of transaction             (Charge) Credit to income
                                                          -----------------------------------  -----------------------------------
                                                            1999        2000         2001        1999        2000        2001
                                                            ThCh$       ThCh$       ThCh$        ThCh$       ThCh$       ThCh$
                                                          ------------------------------------------------------------------------

CIECSA S.A.
Envases CMF S.A.
   Purchase of Industrial Materials                               -           -      17,371            -           -           -
   Sales                                                          -         139         173            -         101          35
   Paid in Capital                                                -           -     502,042            -           -           -
   Repayment of Loans                                             -     533,895   1,245,296            -           -           -
   Interest on Loans Granted                                      -     184,895      58,552            -     184,895      58,552
   Reimbursement of Expenses                                      -           -      12,122            -           -     (12,122)
Editorial Zig-Zag (related company)
   Advertising sold                                               -      21,589           -            -      21,589           -
Televise SA de CV (shareholder)                                   -
   Sales                                                     80,485     120,117      34,918       80,485     120,117      34,918
   Purchase of Materials                                              1,231,376   1,801,477               (1,231,376) (1,801,477)
Metrdpolis Intercom (related company)
   Advertising sold                                           3,458     251,600     180,519        3,458     251,600     180,519
   Subscription sold                                              -      55,505           -            -      55,505           -
   Advertising purchased                                      4,097       8,806      62,996       (4,097)     (8,806)    (62,996)
Empresa Editorial Televise SA (related company)
   Advertising sold                                          55,052           -           -       55,052           -           -
   Advertising purchased                                     55,052           -           -      (55,052)          -           -
   Sales                                                          -          20           -            -         (20)          -
Forus SA (Directors in common)
   Advertising sold                                          33,106      35,054           -       33,106      35,054           -
Indesa S.A. (related company)
   Advertising sold                                             227         169           -          227         169           -
   Subscription sold                                             88          88           -           88          88           -
Maritime de Inversiones S.A. (directors in common)
   Advertising sold                                             726       1,791           -          726       1,791           -
   Subscription sold                                             88          88           -           88          88           -
Sonda S.A. (directors in common)
   Advertising sold                                          23,342           -           -       23,342           -           -
   Subscription sold                                             78         226           -           78         226           -
Distribuidora Via Directa S.A.
   Newspaper distribution                                   133,120     161,436           -     (133,120)   (161,436)          -
   News Stands                                               90,926     127,582           -       90,926     127,582           -
   Other                                                         88          84           -           88          84           -
Costanera S.A.C.I. (related company)
   Advertising sold                                                       4,578           -            -       4,578           -
   Program production                                                   184,405      77,783            -    (184,405)    (77,783)
Inversiones Bayona S.A. (majority shareholder)
   Dividends                                                708,439     750,397     783,825                                    -
Vine Los Vascos (indirectly related company)
   Direct Sales                                             565,420     554,142     471,384      138,350     167,487     106,746
   Purchase of Industrial Materials                          38,014      45,165      43,082            -         (54)          -
Inmobiliaria Don Aberto (indirectly related company)
   Interest on Loans Granted                                 11,734       5,952         942       11,734       5,952         942
   Loans Repaid                                             181,856     405,060      42,187            -           -           -
   Profits distributed                                            -           -      45,011            -           -           -


                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------


6.       Related Party transactions,  continued:

                                                   Amount of transaction          (Charge) Credit to income
                                            ---------------------------------------------------------------------
                                               1999        2000       2001        1999        2000       2001
                                               ThCh$      ThCh$       ThCh$       ThCh$      ThCh$       ThCh$
                                            ---------------------------------------------------------------------
         S.A. VINA SANTA RITA
         Inversiones Pocuro Ltda
           Subscription sold                      -         84          -          -          84           -
         CAP S.A.
            Advertising sold                  69,009         -       2,500         -           -        2,500
         Ediciones Financieras S.A.
            Payments on company's behalf          -          -       9,970         -           -            -
            Sales                                 -      22,623     30,759         -     (22,623)     (30,759)
            Advertising purchase                  -         168      1,692         -           -          422



7.       Inventories

         Inventories have been valued in accordance with the policy described in Note 2(e). The principal components are as follows:

                                                        2000            2001
                                                      ---------      ----------
                                                        ThCh$          ThCh$

        Finished products                             9,862,901      7,879,025
        Raw materials and fuel                       16,828,499     15,475,402
        Operating supplies and spare parts            2,807,382      2,887,025
        Goods-in-transit                                748,321        382,133
        Foreign and local programming not yet
           transmitted                                2,121,877      2,178,534
        Work-in-progress                              1,119,751              -
                                                    -----------    -----------
        Total                                        33,488,731     28,802,119
                                                    ===========     ==========

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------


8.       Income and Deferred Taxes

         The Company and its subsidiaries have recorded a current tax provision of 15% of taxable income for income tax and for withheld employee taxes. The income tax liability is determined based on current Chilean tax laws and is presented as a net asset or liability.

         Net recoverable taxes assets as of December 31, 2000 and 2001 are calculated, as follows:

                                                  2000              2001
                                             -------------      ------------
                                                 ThCh$              ThCh$

        Provision for current income taxes     (3,871,590)        (3,871,387)
        Withheld employee taxes                   (13,403)            (8,303)
                                            --------------     -------------
        Total current taxes                    (3,884,993)        (3,879,690)

        Credits:
        Credit Art. 33                             42,683             43,087
        Monthly income tax installments         3,991,065          4,779,903
        Training expenditures                     106,283            105,593
        Grants                                     79,852             72,154
                                            -------------      -------------
        Total Credits                           4,219,883          5,000,737

        Income tax payable                        334,891          1,121,047
        Recoverable taxes                         451,092            358,321
                                            -------------      -------------
        Taxes recoverable, net                    785,983          1,479,368
                                            =============      =============

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

8.       Income and Deferred Taxes, continued:

         The income tax rate will increase from 15% to 16% in 2002, 16.5% in 2003, and 17% in 2004. Deferred tax assets and liabilities as of December 31, 2001, are recorded using the applicable tax rate depending on the year of reversal. The total deferred tax asset (liabilities) recognized by the Company at each year end amounted to ThCh$609,465 and ThCh$(700,768) as of December 31, 2000 and 2001,
         respectively, and is classified as short and long-term as follows:


                                                                          2000                            2001
                                                               ---------------------------    --------------------------
                                                                Short Term      Long Term      Short Term      Long Term
                                                               --------------  --------------  -------------- ----------
                                                                  ThCh$          ThCh$           ThCh$          ThCh$
       Deferred income tax assets                               1,022,996       5,954,727      1,648,691      5,804,352
       Complementy account, net of amortization                  (184,746)     (4,910,686)      (245,266)    (4,637,376)
                                                              --------------  --------------  -------------- -----------
              Total deferred income tax assets                    838,250       1,044,041      1,403,425      1,166,976
                                                              --------------  --------------  -------------- -----------

       Deferred income tax liabilities                            206,944       6,181,590        295,236      6,972,625
       Complementy account, net of amortization                  (178,706)     (4,937,002)      (156,861)    (3,839,831)
                                                              --------------  -------------  --------------  -----------
              Total deferred income tax liabilities                28,238       1,244,588        138,375      3,132,794
                                                              --------------  -------------  --------------  -----------

       Net deferred tax assets (liabilities)                      810,012        (200,547)     1,265,050     (1,965,818)
                                                              ==============  ============== ==============  ===========

       Income tax expense as of December 31, 1999, 2000 and 2001 is as follows:

                                                                      1999                 2000                 2001
                                                                  ------------         -------------        -------------
                                                                      ThCh$                ThCh$                ThCh$

Parent Company 1st category tax                                     (3,760,448)          (3,884,993)          (3,879,690)
Deferred tax expense                                                    20,682             (137,262)            (443,986)
Tax benefit for tax losses                                                   -                6,222                6,156
Deferred tax amortization                                                    -              252,574             (615,778)
Deferred loss tax effect due to change in tax rate                           -                    -              (49,014)
                                                                  ------------         ------------         ------------
Income tax expense                                                  (3,739,766)          (3,763,459)          (4,982,312)
                                                                  ============         ============         ============

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------


9.       Other current assets

         Other current assets are valued as described in Note 2(d) and are principally comprised of investments in government securities subject to reverse repurchase agreements.

                                                2000            2001
                                             ----------   -------------
                                                ThCh$           ThCh$

        Reverse repurchase agreements         9,033,192      11,463,484
         (See Note 10)
        Forward contracts                       690,222               -
        Other                                    27,797          67,854
                                             ----------   -------------

        Total                                 9,751,211      11,531,338
                                             ==========   =============


10.      Reverse repurchase agreements:


                                                                                          Market Value as of
                                                                                ----------------------------------
                                         Purchase               Maturity              Purchase          December 31,
             Issuer                        Date                   Date                  Date                2001
-----------------------            ------------------        -------------        -------------       -------------
Banco A. Edwards                        12-14-2001             01-09-2002             2,687,642           2,627,336
Banco A. Edwards                        12-14-2001             01-11-2002               685,261             670,815
Banco A. Edwards                        12-14-2001             01-21-2002             1,713,247           1,671,985
Banco A. Edwards                        12-14-2001             01-07-2002               333,055             340,697
Banco A. Edwards                        12-14-2001             01-28-2002             1,313,319           1,310,732
Banco A. Edwards                        12-14-2001             01-14-2002             1,953,712           1,906,972
BCI Brokers                             12-16-2001             01-03-2002             1,733,100           1,734,660
Santiago Brokers                        12-18-2001             01-02-2002               900,000             900,135
Scotiabank                              12-02-2001             01-10-2002               300,000             300,152
                                                                                  -------------       -------------

Total                                                                                11,619,336          11,463,484
                                                                                  =============       =============

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

11.      Property, Plant and Equipment

         Property, plant and equipment have been valued in accordance with
         Note 2(f). The items comprising property, plant and equipment of the Company at each year end, are primarily land, industrial buildings, infrastructure, machinery and equipment distributed among the Padre Hurtado Plant, the San Sebastian plant and Megavision's Vicuna Mackenna facilities and Santa Rita's vineyards, building, infrastructure and equipment distributed among Alto Jahuel, Peralillo.

         a) Technical revaluation and adjustment of book value:

         Property, plant and equipment include increases arising from the technical revaluation of certain assets carried out during 1979 and 1986, in accordance with instructions from the SVS.

         The gross amount of technical revaluation included in the carrying amount of assets is detailed below by class of asset:

                                                       2000          2001
                                                    ---------     ---------
                                                      ThCh$         ThCh$

        Land                                          300,420       300,603
        Buildings and construction                  6,451,869     6,436,532
        Machinery and equipment                     3,517,907     1,549,239
                                                    ---------     ---------

        Total increase in value due to
        technical revaluation of property,
        plant and equipment                        10,270,196     8,286,374
                                                   ==========     =========

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------


11.      Property, Plant and Equipment,  continued:

         b) Depreciation

         The depreciation charge to income each year and the balance of accumulated depreciation at each year-end are summarized as follows:


                                                 1999             2000             2001
                                                 ----             ----             ----
                                                 ThCh$            ThCh$            ThCh$

         Depreciation of:
         Property, plant and equipment         10,638,481       11,104,693       11,524,903
         Technical revaluation                    354,008          346,032          256,648
                                             ------------     ------------     ------------

         Depreciation expense                  10,992,489       11,450,725       11,781,551
                                             ============     ============     ============

         c) Accumulated depreciation at each year-end is distributed as follows:


                                                  2000              2001
                                                  ----              ----
                                                  ThCh$             ThCh$

        Property, plant and equipment           73,615,655        74,046,869
        Technical revaluation                    8,053,208         6,399,443
                                             -------------     -------------
        Accumulated depreciation                81,668,863        80,446,312
                                             =============     =============


12.      Investments in Related Companies

         The investments in related companies at each year-end are as follows:



                                                                 2000                       2001
                                                          ----------------------------------------------
                                                             %          ThCh$          %          ThCh$

         Vina Los Vascos S.A.                              43.00      3,973,881      43.00      4,447,406
         Inmobiliaria y Constructora Richelieu S.A.         7.00          1,376       0.00              -
         Envases CMF S.A.                                   0.00              -      50.00     14,310,150
         Ediciones Chiloe S.A.                              0.00              -      50.00        559,486
         Cordillera Comunicaciones Ltda.                    0.25        428,446       0.25        393,277
         Cordillera Comunicaciones Holding Ltda.           50.00     85,260,886      50.00     78,262,125
         Editorial Zig-Zag                                 49.86         47,764      49.86        331,551
         Inmobiliaria Don Alberto                          38.17        162,106      38.17          1,077
         Rayen Cura S.A.C.I.                               40.00     10,638,233      40.00     13,131,177
         Vina Doha Paula                                  100.00      2,878,000       0.00              -
         Simetral S.A.                                     81.50        137,332      81.50        119,679
                                                                    -----------               -----------

         Total                                                      103,528,024               111,555,928
                                                                    ===========               ===========


                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

12.      Investments in Related Companies,  continued:

         Income resulting from these investments for each year is as follows:


                                                              Participation in net income (loss)
                                                       ----------------------------------------------
                                                            1999             2000             2001
                                                        -----------     ------------      -----------
                                                           ThCh$            ThCh$             ThCh$

         Vina Los Vascos S.A.                              417,637          501,504          473,525
         Inmobiliaria y Constructora Richelieu S.A.            (17)              81             (452)
         Cordillera Comunicaciones Ltda.                     1,350          (19,675)         (35,170)
         Cordillera Comunicaciones Holding Ltda.            66,113       (3,915,373)      (6,998,761)
         Editorial Zig-Zag                                 (20,402)          (4,862)          65,260
         Inmobiliaria Don Alberto                          142,676           10,565          (11,306)
         Rayen Cura S.A.C.I.                               221,059          628,910       (1,769,849)
         Cristalerias Videcor Chile Ltda.                  179,002                -                -
         Ediciones Chiloe S.A.                                   -                -          (36,613)
         Envases CMF S.A.                                        -                -          918,764
                                                        ----------      ------------      -----------
         Total                                           1,007,418       (2,798,850)      (7,394,602)
                                                        ==========      ============      ===========

         The Company has valued its investments in related companies as described in Notes 2(g). The following is a description of the Company's significant investments.

         Cordillera Comunicaciones Ltda.

         On October 19, 1995, The Board of Directors of Cristalerias approved an agreement between the Cordillera Comunicaciones Holding Group (TCI/BRESNAN - Cristalchile) and the Intercom Group (CTC - El Mercurio) to jointly operate the Metropolis and Intercom cable systems (the "Association"). The agreement established that (Intercom) would operate the cable television network that provided its services to the Association. In accordance with the agreement, Cordillera sold part of its assets to (Intercom) for approximately US$100 million (historical). Until 2001, the Cordillera Group had a participation of 60% of the Association while the Intercom Group had 40%.

         In May 2000, Cristalchile settled an arbitration proceeding with Telefonica CTC Chile, initiated in May 1998 to resolve the dispute between the parties over the development of internet services through Metropolis-Intercom, under the terms of the agreement. During the year, the Company's unconsolidated subsidiary, Cordilleras Comunicaciones bought the remaining interest in Metropolis- Intercom and the HFC network from Telefonica CTC Chile for US$ 270 million. Cordillera Comunicaciones is 50% owned by both the Company and Liberty Media.

         The Company did not consolidate Cordillera Comunicaciones as it did not have control.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------


12.      Investments in Related Companies,  continued:

         Vina Dona Paula S.A.

         On August 25, 1997, Vina Santa Rita formed Vina Dona Paula S.A., with a 99.99% ownership interest. The company's balance sheet has been consolidated as of December 31, 2001. Dona Paula S.A. was not included in the consolidation as of December 31, 2000 because the company was in the development stage.

         Vina Los Vascos S.A.

         On September 15, 2000, Vina Santa Rita acquired an additional 2,188,680 shares of Vina Los Vascos S.A., in the amount of ThCh$391,974 (historical pesos). This transaction generated goodwill of ThCh$185,810. (historical pesos). With this acquisition Vina Santa Rita's ownership percentage totals 43% as of December 31, 2001.

         Editorial Zig-Zag S.A.

         In October 1997, Multimedia was dissolved, and 100% of its shares in Editorial Zig-Zag S.A. were transferred to Ciesca S.A. In the same month, Zig-Zag's capital was increased by ThCh$526,000 (historical pesos), 33% of which was subscribed by Ciesca (36,758,760 shares), reaching a 39.9% percentage ownership in Zig-Zag.

         During September 2000, Ciesca bought an additional 18,379,380 shares in Zig-Zag for ThCh$113,074 to increase the ownership percentage in Zig-Zag to 49.86%.

         Editorial Zig-Zag increased its capital on February 26, 2001, Ciesca S.A. bought 22,600,000 shares for ThCh$56,550. Ciesca S.A. purchased 60,000 additional shares of Editorial Zig-Zag S.A. for an amount of ThCh$150 (historic), maintaining its current 49.89% share.

         Simetral S.A.

         In October 2000, Ciesca S.A. formed Simetral S.A., with a 81.5% ownership interest. Simetral is not consolidated with Ciesca because it is still in the development stage.

         During the shareholders' meeting held on July 23, 2001, the shareholders of Simetral S.A. agreed to increase the company's capital of ThCh$284,044, divided in 1,000,000 shares to ThCh$414,044 divided into 1,457,676 shares, through the issuance of 457,676 shares with a value of Ch$284.0437 each.

         Ciesca S.A. purchased 373,006 shares of this issuance on August 28, 2001, for a value of ThCh$105,950(historic) maintaining its 81.5% share of Simetral S.A.'s equity.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

12.      Investments in Related Companies,  continued:

         Rayen Cura S.A.I.C.

         The Company transferred the investment it had in Rayen Cura S.A.I.C., a company established in the city of Mendoza, Argentina, to its subsidiary CristalChile Inversiones S.A. for ThCh$18,340,577, equivalent to US$25,582,473 on December 28, 2001, which includes the loan from shareholders issued in July 2001 of US$4,800,000. This transaction had no effect on results as it was a transaction between entities under common control and all amounts were at book values.

         According to Chilean GAAP, CristalChile Inversiones S.A. remeasured the Rayen Cura S.A.C.I. financial statements using a rate of exchange of 1.7 Argentine Pesos per U.S. dollar . The accounting charge to results as a consequence of the devaluation of the Argentine Peso was ThCh$2,226,055 at December 31, 2001.

         On September 30, 2000, the Company purchased 4,160,000 shares in Rayen Cura S.A.I.C, located in the city of Mendoza, Argentina, for US$16,200,000, equivalent to ThCh$8,611,110, (historical pesos) resulting in a 40% ownership stake. This acquisition generated goodwill of US$9,182,833, which is being amortized over a period of 20 years pursuant to the instructions of the SVS.

         On February 23, 2001, the Company and the other shareholder paid proportional capital-contributions to Rayen Cura totaling US$9,600,000. As the contributions were proportional, Cristalchile's participation in Rayen Cura remains at 40%.

         In accordance with Technical Bulletin No. 64, the Company presents the following information with respect to this foreign investment (See Note 2(t)):

                                                                              2000              2001
                                                                         -------------------------------
                                                                              ThCh$             ThCh$

        Participation of Cristalchile in Rayen Cura S.A.I.C.                10,638,233        13,131,177
        Goodwill on investment, net of accumulated amortization              5,026,988         5,268,598
                                                                         -------------     -------------
        Total investment value                                              15,665,221        18,399,775
                                                                         =============     =============

        Participation in net income (loss) for the year                        628,909        (2,110,132)
                                                                         -------------     --------------
        Participation in net income available for dividends                    440,236                 -
                                                                         =============     =============

        The investment in Rayen Cura S.A.I.C. is measured in U.S. dollars in accordance with Technical Bulletin No 64.


         Cristalerias Videcor Chile Ltda.

         On September 20, 2000, the Company sold its investment in Cristalerias Videcor Chile Ltda. for ThCh$2,656,407 (historical pesos), resulting in a gain on the sale of ThCh$660,002 (historical pesos), which is included in other non-operating income.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

12.      Investments in Related Companies,  continued:


         Ediciones Chiloe S.A.

         CIESCA sold 443,731 shares of Ediciones Chiloe S.A. to Recoletos Chile Ltda. on September 27, 2001, thereby reducing its share in the company to 50%. The sale generated a gain of ThCh$567,500 as well as the recognition of ThCh$47,500 from previously unrecognized earnings. During the Shareholders' meeting held on September 27, 2001, the shareholders agreed to increase the company's capital by ThCh$684,308 through the issuance of 1,500,795 shares, which were equally purchased by Ciesca S.A. and Recoletos Chile Ltda., so each party maintained the same ownership percentage. In the issuance, 1,297,013 shares, equivalent to ThCh$583,339, were paid by contributing 1,046 shares of Ediciones Financieras S.A. valued at ThCh$421,551 and forgiveness of loans of ThCh$161,788. Payment of 221,382 shares, equivalent to ThCh$100,969 is pending and will be paid over a period of three years.

         Ediciones Financieras S.A.

         CIESCA sold 523 shares of Ediciones Financieras S.A. to Recoletos Chile Ltda., a third party on September 27, 2001, recognizing a gain of ThCh$161,000. Additionally, CIESCA contributed 523 shares to Ediciones Chiloe in exchange for newly issued shares in that company to maintain its ownership percentage. CIESCA no longer has a direct ownership in Ediciones Financieras S.A..

         Envases CMF S.A.

         During the Shareholders' meeting of Crowpla Reicolite S.A. that was held on June 29, 2001, shareholders agreed to increase the company's capital to ThCh$26,220,315 divided into 56,000 shares, through the issuance of 29,000 shares equivalent to ThCh$15,648,300. Andina Inversiones Societarias S.A. purchased 28,000 shares worth ThCh$15,149,749, and Cristalerias purchased 1,000 shares worth ThCh$498,552. As a result of this transaction, Cristalerias decreased its ownership in the company to 50% and the investment is no longer consolidated as neither company has control of the joint-venture. Cristalerias recognized a gain from the excess of its share in the joint venture's equity and the book value of its investment of ThCh$1,989,949, which is included in Gain on Sale of Investments in Other Non-Operating Income (see Note 25). The company changed its name to Envases CMF S.A. during November 2001.

13.      Investments in Other Companies

         The investment in other companies, which at December 31, 2001 totaled ThCh$1,430,266 (ThCh$1,566,535 at December 31, 2000) are presented in the tables:


                                                    Number of            Share
                                                      shares           percentage                Accounting value
       Corporation                                                                           2000               20001
       ------------------------------------------------------------------------------------------------------------------
                                                                           %                 ThCh$              ThCh$

       Internet Holding S.A.                            65,765            7.42               983,424             853,912
       Bazuca Com. INC                                 266,500            7.89               580,139             573,382
       Metropolis Intercom S.A.                              1            0.00                    21                  21
       Proser S.A.                                          50            1.50                 2,951               2,951
                                                                                         -----------         -----------
       Total                                                                               1,566,535           1,430,266
                                                                                         ===========         ===========

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------


14.      Goodwill, net

         Goodwill, net of accumulated amortization of ThCh$3,554,780 and ThCh$3,741,263 as of December 31, 2000 and 2001, respectively, is as follows:


                                                                                   2000              2001
                                                                              -------------------------------
                                                                                  ThCh$              ThCh$


        Editorial Zig-Zag                                                          116,753            110,647
        Ciecsa S.A.                                                              1,631,541          1,515,002
        Sociedad Anonima Vina Santa Rita                                           682,080            633,847
        Red Televisiva Megavision S.A.                                              80,825             73,479
        Ediciones Financieras S.A.                                               1,235,242                  -
        Vina Los Vascos S.A.                                                     1,337,859          1,273,884
        Crowpla Reicolite S.A.                                                     133,122                  -
        Rayen Cura S.A.I.C.                                                      5,026,988          5,268,598
                                                                              ------------       ------------
        Total goodwill, net                                                     10,244,410          8,875,457
                                                                              ============       ============


15.      Intangibles, net

         Intangibles at each year-end are as follows:


                                                                                   2000              2001
                                                                              -------------------------------
                                                                                  ThCh$              ThCh$


        Channel 9 and regional network frequency concessions                     9,785,887          9,785,887
        Trademarks                                                               1,320,536          1,464,207
                                                                              ------------       ------------
                                                                                11,106,423         11,250,094
        Accumulated trademarks amortization                                        (98,750)          (134,061)
        Accumulated frequency amortization                                        (537,031)          (656,370)
                                                                              -------------      ------------
        Total intangibles, net                                                  10,470,642         10,459,663
                                                                              ============       ============


                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------


16.      Other Assets

         Other assets at each period-end are as follows:


                                                                              2000             2001
                                                                        -----------------------------------
                                                                              ThCh$            ThCh$

         Inventories of domestic and foreign programming to be
         broadcast in over one year                                             1,275,038          928,772
         Celulosa Arauco Bonds (1)                                                      -        9,070,345
         Bond Issuance Costs                                                       34,579        1,307,622
         Other                                                                     99,917          830,221
                                                                        -----------------------------------
         Total Other assets                                                     1,409,534       12,136,960
                                                                        ===================================

(1) The Company purchased Celulosa Arauco bonds with face value of ThCh$8,787,319 or approximately US$13,420,000 at an annual rate of 6.95% with a maturity date of September 15, 2005. A premium of ThCh$283,026 will be amortized over the term of the bonds. The bonds are intended to be held-to-maturity, and therefore have not been marked to market at year-end.


17.      Bank Liabilities

     a) Short-term bank liabilities as of December 31, 2000 and 2001 are as follows:


                                                                                  2000               2001
                                                                            -------------------------------------
         Bank                                              Currency                 ThCh$             ThCh$


         Banco Sudamericano                                UF                       1,016,879          1,015,329
         Banco Sudamericano                                Ch$                         94,631                -
         Banco Santiago                                    Ch$                            -            1,004,447
         Banco Santiago                                    UF                       1,106,073                -
         Banco A. Edwards                                  US$                         18,963                -
         Banco BICE                                        US$                      2,743,837                -
         Fondo Provincial de Mendoza                       US$                            -                5,775
         Banco Chile                                       Ch$                              2                  1
         Banco BICE                                        US$                         34,324                -
                                                                            -------------------------------------
         Total                                                                      5,014,709          2,025,552
                                                                            =====================================


         The weighted-average annual interest rate on short-term borrowings was 7.50% as of December 31, 2000 and 7.20% as of December 31, 2001.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

17.      Bank Liabilities, continued:

     b) Long-term bank liabilities outstanding at each year-end are as follows:


                                                    Balances as of December 31, 2000          Balances as of December 31, 2001
                                                    --------------------------------          --------------------------------
                                      Average    Current     Long-term                      Current      Long-term
Bank or Financial          Type of   Interest    Portion      Portion        Total          Portion       Portion        Total
Institution                Currency    Rate       ThCh$        ThCh$         ThCh$           ThCh$         ThCh$         ThCh$
                          ---------------------------------------------------------------------------------------------------------

Banco Santiago                US$         3.60      33,934             -        33,934          19,514                      19,514
Chase M. Bank (syndicate)     US$         3.00      24,440    59,143,315    59,167,755       9,430,535    56,124,857    65,555,392
Banco Santiago                UF          7.41   2,448,264             -     2,448,264       2,203,757                   2,203,757
Banco Sudamericano            UF          7.96     814,768       798,212     1,612,980       1,214,208       399,200     1,613,408
Banco Edwards                 UF          8.16   1,800,578             -     1,800,578         181,869     1,450,503     1,632,372
Banco Argentaria              US$         4.89     223,540       782,389     1,005,928         243,977       609,942       853,919
Banco regional de Cuyo        US$         3.30           -             -             -               -       158,301       158,301
Citibank                      US$         4.52   3,892,730     8,240,196    12,132,927       1,816,511     3,703,265     5,519,776
Dresdner                      US$         5.40     967,816     1,267,359     2,235,175         972,872       467,710     1,440,582
Banco de Credito e
Inversiones                   UF          8.16     877,630        37,395       915,025         204,849       528,537       733,386
                                                ----------  ------------  ------------  --------------  ------------  ------------
                                                11,083,700    70,268,866    81,352,566      16,288,092    63,442,315    79,730,407
                                                ==========  ============  ============  ==============  ============  ============


Scheduled maturities of the long-term bank obligations as of December 31, 2001 are as follows:


                          Year Ending December 31,                          ThCh$
                          ------------------------
                                                                    -----------------------


                                    2003                                        22,224,034
                                    2004                                        22,068,488
                                    2005                                        19,109,136
                                    2006                                            40,657
                                 Thereafter                                              -
                                                                    -----------------------
                                   Total                                        63,442,315
                                                                    =======================


The Company's syndicated loan with Chase Manhattan Bank has certain restrictive covenants, the most significant of which are summarized below:


a) The Company will not merge into or consolidate with any other company, or permit any other company to merge into or consolidate with it.

b) The Company cannot have a total debt to capitalization ratio of more than 0.36 to 1.0, the unconsolidated net debt to EBITDA ratio cannot exceed 3.0 to 1.0, interest coverage ratio cannot be less than 4.0, and net worth cannot be less than UF10,000,000.

As of December 31, 2001, the Company is in compliance with these covenants.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

18.      Other Current Liabilities

         As of December 31, 2001 there are balances in Other Current Liabilities of ThCh$2,283,074 corresponding to forward contracts in foreign currency entered into by the parent company and the subsidiaries, Vina Santa Rita and Ciesca S.A.

         As of December 31, 2000, the Company had a net receivables balance related to its forward contracts.

19.      Bonds Payable

         The Company has made the following public bond issuances:

         Series A bonds

         Bearer bonds issued in June 1991, denominated in UF (UF 200,000), are repayable in 20 semiannual installments beginning December 1, 1993. The effective annual interest rate is 6.59%, payable semi-annually in arrears on December 1 and June 1.

         Series C and D bonds

         On January 23, 2001, Santa Rita issued Series C bonds of UF 200,000 with an annual interest rate of 6.29% payable semiannually with principal due in the fifth year, and Series D bonds of UF 1,000,000 with an annual interest rate of 6.29% payable semiannually with principal due in 16 semiannual installments beginning in January 2007.

         The bonds payable at each period-end consist of the following:


                                                                                   2000               2001
                                                                             -------------------------------------
                                                                                   ThCh$             ThCh$


         Principal                                                                   1,016,508         20,125,042
         Accrued interest                                                                6,550             55,917
                                                                             -------------------------------------
                                                                                     1,023,058         20,180,959

         Current portion                                                             (413,353)          (259,200)

                                                                             -------------------------------------
         Long-term portion                                                             609,705         19,921,759
                                                                             =====================================

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

19.      Bonds Payable, continued

         Scheduled maturities of the long-term portion of the principal of these bonds as of December 31, 2001 are as follows:

         Maturing during the year
         Ending December 31,                                   ThCh$
         ---------------------------                       -------------

                2003                                            613,255
                2004                                               -
                2005                                          3,261,284
                2006                                               -
                Thereafter                                   16,306,420
                                                             ----------
                Total                                        20,180,959
                                                             ==========

         The above-mentioned bond issues contain certain restrictive covenants; the most significant of which are summarized below:

         a) The Company may not invest in financial instruments issued by related companies nor give loans on preferential terms to related companies.

         b) The Company must maintain a debt/equity ratio of 1.5 to 1 and a current ratio of 1 to 1.

         As of December 31, 2001, the Company is in compliance with these covenants.

20.      Accrued Expenses

         The composition of short and long-term accrued expenses at each year-end are as follows:


                                                                                   2000               2001
                                                                             -------------------------------------
         SHORT-TERM ACCRUED EXPENSES:                                              ThCh$             ThCh$


         Board of Directors' share in profits (i)                                      826,854            855,221
         Staff severance indemnities (Note 21)                                         167,752            155,853
         Furnace repairs and reconstruction (ii)                                       591,433          1,113,143
         Obligations for pallets                                                       989,295            972,907
         Accrued vacation                                                            1,135,808          1,019,800
         Royalty for authoring rights                                                  228,614            270,348
         Publicity agency commissions                                                  163,224          2,252,122
         Sales commissions                                                           1,558,582            536,451
         Suppliers                                                                     882,786            679,366
         Insurance                                                                           -            295,879
         Machine repairs                                                               343,315            807,849
         Other                                                                         584,501            606,619
                                                                             -------------------------------------
         Total short-term accrued expenses                                           7,472,164          9,565,558
                                                                             =====================================

         LONG-TERM ACCRUED EXPENSES:
         Staff severance indemnities (Note 21)                                       3,724,146          3,521,848
         Furnace repairs and reconstruction (ii)                                     6,070,268          3,210,727
                                                                             -------------------------------------
         Total long-term accrued expenses                                            9,794,414          6,732,575
                                                                             =====================================

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

20.      Accrued Expenses, continued:


         (i) As of December 31 of each year, a provision is made for the Board of Directors' share of net income.

         (ii)  Furnace repairs and reconstruction:

         This provision is made over the estimated useful life of each smelter furnace refractor so that significant repairs or reconstruction will not have a distorting effect on the results of the year in which the repairs are performed. As of December 31, 2001, the short-term portion of the provision represents the estimated cost of repairs to be made to the furnaces in 2002. The Company has a provision for this purpose of ThCh$6,661,701and ThCh$4,323,870 at December 31, 2000 and 2001, respectively.

21.      Staff severance indemnities provisions

         The provision for staff severance indemnity payments is shown at its current value, as stated in Note 2(h). The movement in this account was as follows:

                                                                                   2000               2001
                                                                             -------------------------------------
                                                                                   ThCh$             ThCh$


         Balance at beginning of year                                                3,604,558          3,891,898
         Provisions established during the year                                        474,628            283,454
         Deconsolidation of Crowpla Reicolite S.A. (Note 12)                                 -          (336,435)
         Payments                                                                    (187,288)          (161,216)
                                                                             -------------------------------------
         Balance at year end                                                         3,891,898          3,677,701
                                                                             =====================================

22.      Other Long Term Liabilities

         At December 31, 2001 there is a balance of ThCh$447,908 corresponding to forwards contracts entered into by the Company and its subsidiaries, which will expire in 2003.

         At December 31, 2000 there were no long-term liabilities recorded for this concept.

23.      Minority Interest

         The consolidated subsidiaries generating minority interest at each year-end are as follows:


                                           Equity               Participation in net (income) loss         Participation
                                     2000          2001          1999          2000          2001       1999    2000    2001
                                    ------------------------------------------------------------------------------------------
                                     ThCh$         ThCh$         ThCh$         ThCh$        ThCh$        %        %       %

CIECSA S.A. Consolidated             2,401,450     2,038,734     1,754,420       282,309      143,508     3.40    1.89    1.79
Constructora Apoger S.A.               235,844         9,682         9,265         2,051          809    20.00   20.00   20.00
Cristalchile Comunicaciones S.A.         1,694         1,554           (6)            76          140     0.01    0.01    0.01
Envases CMF S.A.                         1,608             -          (72)          (89)            -     0.01    0.01       -
S.A. Vina Santa Rita                29,802,373    32,272,298   (2,219,245)   (2,848,167)  (3,315,448)    43.94   45.90   45.90
                                    -----------------------------------------------------------------
Total                               32,442,969    34,322,268     (455,638)   (2,563,820)  (3,170,991)
                                    =================================================================

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

24.      Changes in Shareholders' Equity

         (a)      Other reserves:

         As of December 31, 2000 and 2001, other reserves consist of the following:


                                                                                  2000               2001
                                                                            -------------------------------------
                                                                                  ThCh$             ThCh$

         Reserve for future capital increases                                       3,522,329          3,852,386
         Reserve for technical revaluation of Property, plant and equipment         2,216,987          1,886,930
         Currency translation adjustment                                              617,928          2,203,603
         Subsidiary start-up stage deficit                                          (110,870)          (123,129)
                                                                            -------------------------------------
         Total other reserves                                                       6,246,374          7,819,790
                                                                            =====================================

25.      Non-operating income and expense

         Non-operating income during each year were as follows:

                                                                1999               2000              2001
                                                          -------------------------------------------------------
                                                                ThCh$             ThCh$              ThCh$

         Interest income                                          3,311,566          3,008,436         2,839,412
         Interest and other financial expense                   (2,930,653)        (5,130,057)       (6,931,247)
                                                          -------------------------------------------------------
         Net interest income (expense)                              380,913        (2,121,621)       (4,091,835)
                                                          =======================================================

         Other non-operating income:
         Net sales of materials and other                            19,243             38,420            20,189
         Amortization of unrealized profit                           43,031             64,428            59,957
         Gain on sale of property, plant and equipment                    -            100,832            69,158
         Gain on sale of investments                                712,444            252,999         5,777,080
         Office rental                                              289,999            248,361           282,180
         Dividend received                                              808                  -                 -
         Reversal of provision for Ediciones Financieras            138,745                  -                 -
         Indemnities                                                 34,948             77,938            94,180
         Taxation Franchise                                         377,849            164,356           199,949
         Forward Contracts                                            1,291            444,674                 -
         Other                                                      421,470            382,418           207,082

                                                          -------------------------------------------------------
         Total other non-operating income                         2,039,828          1,774,426         6,709,775
                                                          =======================================================

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------


25.      Non-operating income and expense, continued:

         Non-operating expense during each year were as follows:


                                                        1999              2000              2001
                                                 -------------------------------------------------------
                                                       ThCh$              ThCh$             ThCh$


Amortization of goodwill                                  (578,465)         (809,444)         (822,466)
Amortization of intangibles                                (31,927)         (138,845)         (158,133)
Write-offs of accounts receivable                         (370,455)          (49,435)         (304,650)
Board of Directors' participation in profits               (99,619)         (126,179)          (97,783)
Banking expenses                                          (147,533)          (44,231)                 -
Professional expenses                                     (565,400)         (633,545)         (722,952)
Loss on sale of property, plant and equipment              (65,266)          (18,535)                 -
Indemnities                                                       -         (158,001)         (139,824)
Communication                                              (11,957)          (23,686)                 -
Insurance                                                  (11,967)           (9,248)          (11,731)
Other                                                     (968,699)         (696,476)         (488,834)
                                                 -------------------------------------------------------

Total non-operating expense                             (2,851,288)       (2,707,625)       (2,746,373)
                                                 =======================================================


26.      Price-level restatement

         The price-level restatement is determined under Chilean GAAP by restating the following non-monetary assets and liabilities:


                                                                1999               2000              2001
                                                          -------------------------------------------------------
                                                                ThCh$             ThCh$              ThCh$


         Shareholders' equity                                   (4,477,959)        (8,507,370)       (5,939,383)
         Liabilities                                              (881,903)        (1,760,295)       (3,471,813)
         Property, plant and equipment, net                       2,948,240          5,351,988         3,681,586
         Current assets                                           1,323,455          1,981,223         1,200,563
         Other assets                                             1,140,846          3,139,038         2,933,930
         Minority interest                                        (721,572)        (1,463,717)          (61,583)
                                                          -------------------------------------------------------
         Adjustment to balance sheet accounts                     (668,893)        (1,259,133)       (1,656,700)

         Adjustment to income statement statement                 (417,172)          (866,902)         (612,980)
         accounts
                                                          -------------------------------------------------------
         Net price-level restatement effect                     (1,086,065)        (2,126,035)       (2,269,680)
                                                          =======================================================


                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

27.      Foreign Exchange Gain (Losses)

         Because of the difference in the rates of foreign exchanges, a net gain was recorded in the years ending December 31, 1999, 2000 and 2001 for ThCh$2,629,495, 1,025,075 and 1,347,027, respectively, as detailed below:


                                                               1999               2000              2001
                                                         -------------------------------------------------------
                                                               ThCh$             ThCh$              ThCh$


         Cash                                                      198,758          (154,933)         (649,881)
         Accounts Receivable                                       198,740              9,909           211,298
         Time Deposits                                           5,396,787          1,960,641         3,201,097
         Inventory                                                 208,260            300,115           362,245
         Other Assets                                              546,595            152,659            36,590
                                                         -------------------------------------------------------
         Sub-total foreign exchange gains                        6,549,140          2,268,391         3,161,349

         Short-term Bank Loans                                     (4,920)          (254,056)         (877,208)
         Accounts Payable                                        (106,395)          (236,536)         (116,729)
         Notes Payable                                           (617,092)          (563,272)       (1,447,008)
         Short-term Misc. Creditors                               (17,846)           (17,438)          (35,071)
         Short-term Provisions                                    (99,915)           (56,400)         (353,706)
         Long-term Bank Loans                                  (2,341,257)            622,626         1,576,276
         Long-term Provisions                                    (618,390)          (448,188)         (367,094)
         Other Long-term Liabilities                              (89,945)           (88,142)         (172,465)
         Other Liabilities                                        (23,885)          (201,010)          (21,317)
                                                         -------------------------------------------------------
         Sub-total foreign exchange (losses)                   (3,919,645)        (1,242,416)       (1,814,322)

                                                         -------------------------------------------------------
         Net Gain on Foreign Exchange Differences                2,629,495          1,025,975         1,347,027
                                                         =======================================================

28.      Extraordinary Items

         For the year ended December 31, 2001, the total provision for furnace repairs of ThCh$1,785,074 has been reversed net of taxes because the furnace was totally rebuilt, instead of being repaired as an extraordinary item.

29.      Bond Issuance Costs

         The subsidiary, Vina Santa Rita, issued bonds in January of 2001, and incurred issuance costs of ThCh$272,275. These costs are classified between ThCh$40,057 in Other Current Assets and ThCh$232,218 in Other Assets, and are being amortized over the life of the bonds.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

30.      Financial Derivative Contracts:

         The Company and its subsidiaries, Vina Santa Rita and Ciesca S.A., have entered into forward foreign currency contracts with notional amounts of US$140,900,000 in 2001 (US$97,600,000 in 2000).
         As of December 31, 2001, the net liability balance of ThCh$2,730,982 is presented in Other Current Liabilities of ThCh$2,283,074 and Other Long-Term Liabilities of ThCh$447,908, respectively.
         As of December 31, 2000 the net asset balance of ThCh$690,222 is presented in Other Current Assets.
         Additional information is presented in the following table where the forward contracts are listed by period of maturity date:

                                                                                            As of December 31, 2001
                                                                                     -------------------------------------
           Notional Amount        Maturity         Amount Hedged     Amount at-risk       Net Asset        Gain (Loss)
                                                                                        (Liability)
                ThCh$                                  ThCh$             ThCh$              ThCh$             ThCh$
         -----------------------------------------------------------------------------------------------------------------

                 11,439,352   1st Quarter 2002          11,439,352        12,441,010          1,001,658         1,001,658
                     62,260   1st Quarter 2002              62,260            65,479              2,055             2,055
                  1,153,600   1st Quarter 2002           1,153,600         1,309,580            110,842           110,842
                  5,360,760   1st Quarter 2002           5,360,760         5,893,110            385,793           385,793
                  1,761,337   2nd Quarter 2002          (1)               (1)                   203,033           203,033
                  1,351,260   2nd Quarter 2002          (1)               (1)                  (41,680)          (41,680)
                 36,785,985   3rd Quarter 2002          (1)               (1)               (2,082,115)       (2,082,115)
                     62,260   3rd Quarter 2002              62,260            65,479              2,055             2,055
                 26,186,194   4th Quarter 2002          (1)               (1)               (1,506,830)       (1,506,830)
                  2,788,360   4th Quarter 2002           2,788,360         2,619,160          (179,851)         (179,851)
                     62,260   4th Quarter 2002              62,260            65,479              2,021             2,021
                  2,788,360   4th Quarter 2002           2,788,360         2,619,160          (180,055)         (180,055)
                  6,995,808   1st Quarter 2003          (1)               (1)                 (447,908)         (447,908)
         ---------------------------------------                                     -------------------------------------

                 96,797,796                                                                 (2,730,982)       (2,730,982)
         ===================                                                         =====================================


         (1) Non-hedging instruments.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

31.      Commitments and Contingencies

         Cristalerias de Chile S.A. and its subsidiaries have the following commitments as of December 31, 2000 and 2001:


                                                                                        2000             2001
                                                                                   ---------------------------------
                                                                                        ThCh$           ThCh$

         (a) Guarantees
         Guarantees given:
         Contra-guarantee in favor of Societe de Participations Financieres et           3,406,655        3,771,590
         Industrielles, France
         Co-ownership AGF and Metropolis buildings                                           6,810            7,624
         Mortgage on V. Mackenna building                                                2,448,264        2,203,757
         Pledge guarantee of TV equipment with Banco Sudamericano                        2,427,355        2,346,794
         Other                                                                              13,197                -
         (b) Other commitments:
         Advertisement contracts for future broadcast                                    5,402,528        7,090,239


         Legal Proceedings: Cristalerias is party to various lawsuits arising in the ordinary course of its business. Management considers it unlikely that any losses associated with pending lawsuits will significantly affect the Company's results of operations, financial position or cashflows, although no assurance can be given to such effect. The Company has not established a provision for these lawsuits other than a total of ThCh$704,500 committed for pending civil and labor lawsuits related to the subsidiary, Red Televisiva Megavision as of December 31, 2001.

         Grape Contracts: The Company's subsidiary, Santa Rita, enters into purchase contracts with local growers in order to ensure the company has sufficient amounts of fine quality grapes to be used in the conpany's wine production. Approximately 40% if the Company's grapes are obtained from these contracts, while another 40% are obtained from the Company's own vineyards and an additional 20% is purchased at market. The Company only incurs obligations when the grapes are delivered to the Company and as such are not recorded as liabilities.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

32.      Guarantees from Third Parties:

         The Company has received the following guarantees from third parties as of December 31, 2000 and 2001:


                                                                                         2000              2001
                                                                                   ------------------------------------
                                                                                         ThCh$             ThCh$

         Item
         Rental of BankBoston Real Estate Property                                             5,982             5,983
         Rental of property Telecomunicaciones Cono Sur Ltda                                   2,114             2,114
         Rental of office 202 AGF Building                                                     3,821             3,822
         Promissory Notes from Suppliers                                                       1,281             1,003
         Container Installation (Tersanoix S.A.)                                                   -           155,112
         Purchase of posts and grapevine plants (Intelmaq)                                    36,138            35,051
         Underground materials storehouse Buin Salfa Montajes                                 37,843            31,834
         Purchase of wine from Alberto Siegel and others                                     124,930            29,195
         Works Packo America S.A.                                                             74,783                 -
                                                                                   ------------------------------------
         Total                                                                               286,892           264,114
                                                                                   ====================================


                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

33.      Foreign Currencies

         As of December 31, 2000 and 2001, foreign currency denominated assets and liabilities in the disclosed currencies are as follows:


                                                                        Foreign
                                                                        Currency           2000               2001
                                                                    ------------------------------------------------------


         Assets:
         Cash                                                             US$                1,138,016            712,853
         Time deposits                                                    US$               27,119,459         34,762,556
         Accounts receivable                                              US$               12,556,763          9,454,282
         Prepaid expenses                                                 US$                   66,784            459,152
         Other current assets                                             US$                  722,072         13,243,024
         Inventories                                                      US$               10,452,178          3,165,548
         Other assets                                                     US$                  944,837         14,853,687

         Current liabilities:
         Short-term bank liabilities                                      US$                4,816,176                  -
         Current portion of long-term bank liabilities                    US$                8,964,455         19,064,752
         Current portion of long-term liabilities                         US$                  266,962            303,933
         Trade accounts payable                                           US$                3,797,030          5,292,257
         Notes payable                                                    US$                9,986,334          5,813,853
                                                                          EURO                       -             37,500
                                                                          GBP                      103                  -
                                                                          DEM                1,701,669                  -
                                                                          ITL              355,096,319                  -
         Miscellaneous creditors                                          US$                  153,367                  -
         Accrued expenses                                                 US$                2,995,202          4,500,984
         Other current liabilities                                        US$                  212,884                  -

         Long-term liabilities:
         Long-term bank liabilities                                       US$              121,037,670         93,257,495
         Miscellaneous creditors                                          US$                  952,963            954,016
         Notes payable                                                    US$                  479,414          2,784,229
         Accrued expenses                                                 US$               10,581,832          4,903,444
         Other Long-term Liabilities                                      US$                        -            684,048


                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

34.      Sanctions:

         During 1999, 2000 and 2001, no sanctions by the Chilean
         Superintendency of Securities and Insurance have been applied to the Company.

35.      Subsequent Events:

         On January 8, 2002, the Company paid a dividend of Ch$30 per share on the 64,000,000 outstanding shares. The Board of Directors approved this dividend in November of 2001.

         The Chilean Superintendency of Securities and Insurance issued Official Circular No 081 on January 22, 2002 related to the devaluation of the Argentine currency established a rate of exchange of Arg$1.7 per U.S. dollar for financial statements ending December 31, 2001. This resulted in a foreign currency loss in the consolidated financial statements of ThCh$2,151,000 for the Company's investments in Rayen Cura S.A.I.C. and Vina Dona Paula S.A.

         At the date of the issuance of these financial statements and considering the unstable political and economic situation in Argentina, there is uncertainty regarding future changes that could occur. The exchange rate as of May 29, 2002 was Arg$3.49 per U.S. dollar.

36.      Environment:

         The Company is committed to the preservation of the environment. During 2000, the parent company invested ThCh$1,173,681 in a new electrostatic precipitator, which is used to filter gases discharged from the glass smelting process, in order to comply with emission standards for particulate matter issued the Chilean Government. Additionally, the subsidiary, Vina Santa Rita, has invested ThCh$86,597 during the year-ended December 31, 2001 in protecting the environment.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

37.      Shareholder Information:

         During October 2000, the Bank of New York replaced Citibank N.A. as the depositary bank of the American Depository Receipt holders.

         During the years ended December 31, 1999, 2000 and 2001, share transactions made by the directors, majority shareholders, and parties related to the directors, according to the Share Register, were as follows:


                                                           1999                      2000                    2001
                                                 -------------------------------------------------------------------------
                                                 Purchases      Sales      Purchases     Sales     Purchases      Sales


         Directors                                         -            -           -           -            -           -
         Majority shareholders-
            Bank of New York                               -            -     312,912  11,562,354            -           -
            Citibank N.A.                            370,098    1,587,897   8,554,089     441,150            -           -

         Related to Directors-
            Patricio Garcia Harmsen                   15,000            -           -           -            -           -
            Cia. Inm. La Hispano Chilena S.A.         24,245            -           -           -            -           -
                                                  ------------------------------------------------------------------------
                                                     409,343    1,587,897   8,867,001  12,003,504            -           -
                                                  ========================================================================


         During the years ended December 31, 1999, 2000 and 2001, shareholder distributions were as follows:


                                                              % of Participation                  Number of Shareholders
         Type of Shareholder                              1999        2000        2001         1999        2000        2001
         -------------------------------------------------------------------------------------------------------------------

         10% or more                                      51.61       46.71       34.03            2           2           1
         Less than 10% and equal to or greater            48.20       53.12       65.81          234         235         261
         than UF200
         Less than 10% and less than UF200                 0.19        0.17        0.16          968         866         831
         Totals                                          100.00      100.00      100.00        1,204       1,103       1,093
         Controlling shareholders                         52.14       52.14       52.14            3           3           3


                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

38.      Board of Directors' Remuneration:

         Required disclosures of amounts paid to the Board of Directors of the Company during each year are as follows:


                                                                1999               2000              2001
                                                          -------------------------------------------------------
                                                                ThCh$             ThCh$              ThCh$

         Share of previous year's net income                        840,575            831,603           821,240
         Fees for attendance at meetings                              7,339              7,902             8,825
         Payment of special services                                 12,951              2,582             3,706
                                                          -------------------------------------------------------
         Total                                                      860,865            842,087           833,771
                                                          =======================================================


An estimate of ThCh$855,221 has been accrued for 2001 Directors' remuneration as of December 31, 2001 that will be paid during 2002.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles:

         Generally accepted accounting principles in Chile (Chilean GAAP) vary in certain important respects from the generally accepted accounting principles in the United States (U.S. GAAP). Such differences involve certain methods for measuring the amounts shown in the financial statements, as well as additional disclosures required by U.S. GAAP.

I.       Differences in Measurement Methods:

         The principal methods applied in the preparation of the accompanying financial statements which have resulted in amounts that differ from those that would have otherwise been determined under U.S. GAAP are as follows:

          (a)  Inflation accounting:

               The cumulative inflation rate in Chile as measured by the Consumer Price Index for the three-year period ended December 31, 2001 was 10.75%.

               Chilean GAAP requires that the financial statements be restated to reflect the full effects of the loss in the purchasing power of the Chilean peso on the financial position and results of operations of reporting entities. The method, described in Note 2(b), is based on a model which enables calculation of net inflation gains or losses caused by monetary assets and liabilities exposed to changes in the purchasing power of local currency, by restating all non-monetary accounts in the financial statements. The model prescribes that the historical cost of such accounts be restated for general price-level changes between the date of origin of each item and the year-end, but requires that latest cost values be used for the restatement of inventories.

               The inclusion of price-level adjustments in the accompanying financial statements is considered appropriate under the prolonged inflationary conditions affecting the Chilean economy. Accordingly, the effect of price-level changes is not eliminated in the reconciliation to U.S. GAAP included under paragraph I(r) below.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

          (b)  Revaluation of property, plant and equipment:

               As mentioned in Note 2(f), certain property, plant and equipment are reported in the financial statements at amounts determined in accordance with a technical appraisal. Revaluation of property, plant and equipment is an accounting principle not generally accepted in the United States. The effects of the reversal of this revaluation, as well as of the related accumulated depreciation and depreciation expense for the year is shown below, under paragraph I(r).

          (c)  Allocation of certain overhead costs to inventories:

               As indicated in Note 2(e), finished and in-process products are reported in the financial statements at restated direct costs, which include the related raw material, energy and direct labor costs. Accordingly, certain indirect manufacturing expenses are excluded from inventory, which is contrary to U.S. GAAP. The effects of including certain indirect manufacturing expenses are included under paragraph I(r) below.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

          (d)  Income taxes:

               Under Chilean GAAP, until December 31, 1999, deferred income taxes were recorded based on non-recurring timing differences between the recognition of income and expense items for financial statement and tax purposes. Accordingly, there was an orientation toward the income statement focusing on differences in the timing of recognition of revenues and expenses in pre-tax accounting income and taxable income. Chilean GAAP also permitted not providing for deferred income taxes where a deferred tax asset or liability is not expected to be realized. Starting January 1, 2000, the Company recorded income taxes in accordance with Technical Bulletin N(degree)60 of the Chilean Association of Accountants, recognizing, using the liability method, the deferred tax effects of temporary differences between the financial and tax values of assets and liabilities. As a transitional provision, a contra asset or liability has been recorded offsetting the effects of the deferred tax assets and liabilities not recorded prior to January 1, 2000. Such contra asset or liability must be amortized to income over the estimated average reversal periods corresponding to the underlying temporary differences to which the deferred tax asset or liability relates.

               Under U.S. GAAP, companies must account for deferred taxes in accordance with SFAS N(degree)109, which requires an asset and liability approach for financial accounting and reporting of income taxes, under the following basic principles:

               (i) A deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and tax loss carryforwards.

               (ii) The measurement of deferred liabilities and assets is based on the provisions of the enacted tax law. The effects of future changes in tax laws or rates are not anticipated.

               (iii) The measurement of deferred tax assets are reduced by a valuation allowance, if based on the weight of available evidence, it is more likely than not that some of the deferred tax assets will not be realized.

         Temporary differences are defined as any difference between the financial reporting basis and the tax basis of an asset and liability that at some future date will reverse, thereby resulting in taxable income or expense. Temporary differences ordinarily become taxable or deductible when the related assets are recovered or the related liability is settled. A deferred tax liability or asset represents the amount of taxes payable or refundable in future years as a result of temporary differences at the end of the current year.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

          (d)  Income taxes, continued:

               In 1999, the principal effect on the Company due to the difference in the accounting for deferred income taxes between Chilean and U.S.GAAP relates to the treatment of temporary differences arising from accrued expenses, net operating loss-carryforwards and accelerated depreciation methods. In 2000, the principal difference relates to the contra asset and liability recorded as a transitional provision for unrecorded deferred taxes as of January 1, 2000. The effect of these differences on the net income and shareholders' equity of the Company is included in paragraph I(r) below.

          (e)  Accounting for investments in related companies:

               The adjustment to related companies includes the effect on the income and equity of the consolidated accounts of Cristalerias of the adjustments for U.S. GAAP within the Company's equity investees. These adjustments principally relate to deferred taxes, production costs, and goodwill amortization rates. The effects of this adjustment are included under paragraph I(r) below.

          (f)  Minimum dividend required by Chilean law:

               As required by the Chilean Companies Act, unless otherwise decided by the unanimous vote of holders of the issued and subscribed shares, the Company must distribute a cash dividend in an amount equal to at least 30% of the Company's net income for each year as determined in accordance with Chilean GAAP, unless and except to the extent the Company has unabsorbed prior year losses. Since the payment of the 30% dividend out of each year's income is a legal requirement in Chile, a provision has been made in the accompanying U.S. GAAP reconciliation in I(r) below to recognize the corresponding decrease in net equity at the end of each year in which the net income is earned.

          (g)  Furnace repair provision:

               Under Chilean GAAP, provisions may be accrued for estimated future repairs that will be required to be made to significant property, plant and equipment. Accordingly, Cristalerias has accrued provisions for estimated future repairs to the Company's furnaces. U.S. GAAP requires that such repairs be expensed in the year incurred or capitalized if considered to be a betterment that would significantly improve the useful life of the asset. The effects of this adjustment are included under paragraph I(r) below.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

          (h)  Classification of molds as property, plant, and equipment:

               Under U.S. GAAP, molds used in the production process are treated as property, plant and equipment and are depreciated over their expected useful lives. The Company, in accordance with Chilean GAAP, has historically expensed some of these items as incurred. As of January 1, 1997, the Company began to capitalize purchased molds and depreciate them over a period of 24 months. For U.S. GAAP purposes, the molds are depreciated using the unit-of-production method with the estimated useful life per mold ranging from 12,000,000 units produced to 20,000,000 units produced, depending upon the type and specifications of the individual molds. The effects of this adjustment are included under paragraph I(r) below.

          (i)  Investments in marketable securities:

               Under Chilean GAAP, investments in debt and equity securities are accounted for at the lower of cost or market value.

               Under U.S. GAAP, investments in debt and equity securities are accounted for according to the purpose for which these investments are held. U.S. GAAP defines three distinct purposes for holding investments:

               o    Investments held for trading purposes
               o    Investments available-for-sale
               o    Investments held to maturity

               The Company considers that all of its investments are available-for-sale except for the Celulosa Arauco bonds purchased during 2001, which are considered held-to-maturity. There are no differences between Chilean GAAP and U.S. GAAP for held-to-maturity investments. For available-for-sale investments, the accounting treatment in accordance with U.S. GAAP is to value these instruments at fair value and record the change in fair value as a separate component of shareholders' equity, net of deferred taxes. The effects on shareholders' equity of adopting this treatment are included under paragraph I(r) below.

          (j)  Intangible assets:

               Under Chilean GAAP, the cost of the frequency purchased by the subsidiary Megavision S.A. is being amortized on a decelerated basis as described in Note 2(k). Under U.S. GAAP, such intangible assets are amortized on a straight-line basis.

               During 1998, the Company began amortizing trademarks under Chilean GAAP on a straight-line basis over a period of 40 years, in accordance with Technical Bulletin No. 55 of the Chilean Association of Accountants. Previously under Chilean GAAP, companies were not required to amortize those costs relating to trademarks. In accordance with U.S. GAAP, companies are required to amortize trademarks on a systematic and rational basis over the expected period for which an economic benefit will be derived from the trademark. For U.S. GAAP purposes, the Company has historically, and continues to, amortize deferred costs related to trademarks on a straight-line basis over a period of 25 years. The effects of the adjustments are included under paragraph I(r) below.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

          (k)  Recoverability of long-lived assets:

               In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" the Company evaluates the carrying amount of property, plant and equipment and certain intangibles, including goodwill, in relation to the operating performance and future undiscounted cash flows of the underlying business. This standard requires that an impairment loss be recognized in the event that facts and circumstances indicate that the carrying amount of an asset may not be fully recoverable, when compared to the estimated future undiscounted cash flows. Impairment is recorded based on an estimate of future discounted cash flows, as compared to current carrying amounts.

          (l)  Unrealized profit and negative goodwill:

               In 1995 the Company recorded the contribution of Cable TV companies to Cordillera Comunicaciones S.A., a related Company, at an amount that exceeded the book value of these investments. Under Chilean GAAP the excess amount was recorded as income in 1995. Under U.S. GAAP, the profit from this transaction is unrealized because of the Company's influence in the related Company. Additionally, under U.S. GAAP, the excess of the fair value of the assets received over the purchase price or negative goodwill is allocated to reduce the values assigned to the non-current assets. This reduces the U.S. GAAP depreciation base in property, plant and equipment by the excess purchase price. As a consequence, the U.S. GAAP adjustment includes income from the decreased depreciation of the fixed assets using straight-line depreciation over an original useful life of 13 years. The effects of recording the unrealized profit and reduced depreciation expense is included under Paragraph I(r) below.

          (m)  Goodwill:

               Related party transactions related to Ediciones Financieras
               S.A:

               Under Chilean GAAP, the goodwill generated during 1995 as a result of the purchase of Ciesca S.A. by the Company from Navarino S.A., a related company, and the goodwill which originated from the related party transaction between Ediciones Chiloe S.A and Ciesca S.A., described in Note 12, are being amortized over a twenty-year period (over a ten year period prior to 1998). Under U.S. GAAP, such related party transactions were recorded at book value and therefore no goodwill would have been generated. During 2001, Ciesca sold a portion of its ownership in Ediciones Financieras, which resulted in different gain on sale under U.S. GAAP than Chile GAAP, because the bases of the net assets are different as a result of the treatment of goodwill recognition previously discussed. The effect of adjustment to U.S. GAAP, to reverse the related amortization expense on goodwill and the different goodwill amounts not accepted for US GAAP purposes, is included under paragraph I(r) below.

               Amortization period:

               In accordance with rules established by the SVS, which has been adopted for the purposes of Chilean GAAP, the goodwill arising from the acquisitions of S.A. Vina Santa Rita., Editorial Zig-Zag and Megavision is being amortized over the maximum allowable period of twenty years on a straight-line basis. Under U.S. GAAP, the Company amortizes goodwill over periods of up to forty years. The effects of adjustment to U.S. GAAP are shown under paragraph I(r) below.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

          (m)  Goodwill, continued:

               Differences in purchase accounting methods:

               The Company acquired Vina Los Vascos S.A. during 1996. Under Chilean GAAP, goodwill generated from this purchase was calculated as the excess of the purchase price over the book value of the assets acquired. Under U.S. GAAP, goodwill is calculated as the excess of the purchase price over the fair values of the net assets acquired. Additionally, under Chilean GAAP, the Company is amortizing the goodwill related to this acquisition over a period of 20 years. Under U.S. GAAP, the Company amortizes this goodwill over a period of 40 years. Goodwill acquired after June 30, 2001 is not amortized (see
               Note 39(p). The effect of adjustment to U.S. GAAP is shown under paragraph I(r) below.

               Amortization of goodwill of ThCh$501,453, ThCh$137,007 and ThCh$375,121 for the years ended December 31, 1999, 2000 and 2001, respectively, would be included in operating income for U.S. GAAP purposes.

          (n)  Results of subsidiaries in the development stage:

               Under Chilean GAAP, costs incurred during the development stage of a subsidiary company are not charged to the income statement during the year in which they were incurred, being charged instead directly to an equity account (Subsidiary start-up deficit). U.S. GAAP requires that all such costs be charged to the income statement in the year incurred. The effects are included under paragraph I(r) below.

          (o)  Translation of financial statements of investments outside of
               Chile:

               In accordance with the Chilean foreign currency translation standard, "BT 64", the financial statements of foreign subsidiaries that operate in countries exposed to significant risks, and are not considered to be an extension of the parent company's operations, must now be remeasured into U.S. dollars. The Company has remeasured its foreign subsidiaries into U.S. dollars under this requirement as follows:

               - Monetary assets and liabilities are translated at year-end rates of exchange between the U.S. dollar and the local currency.
               - All non-monetary assets and liabilities and shareholder's equity are translated at historical rates of exchange between the U.S. dollar and the local currency.
               - Income and expense accounts are translated at average rates of exchange between the U.S. dollar and local currency.
               - The effects of any exchange rate fluctuations are included in the results of operations for the period.

               Under BT 64, the investment in the foreign subsidiary is price-level restated, the effects of which are reflected in income, while the effects of the foreign exchange gain or loss between the Chilean Peso and the U.S. dollar are reflected in equity in the account "Cumulative Translation Adjustment"; as the foreign investment itself is measured in U.S. dollars.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

          (o) Translation of financial statements of investments outside of Chile, continued:

               In the opinion of the Company, the Chilean GAAP procedures described above are part of the comprehensive basis of preparation of price-level adjusted financial statements required by Chilean GAAP. Inclusion of inflation and translation effects in the financial statements is considered appropriate under the inflationary conditions that have historically affected the Chilean economy and, accordingly, are not eliminated in the reconciliation to U.S. GAAP.

          (p)  Forward contracts:

               As of and for the year ended December 31, 2000, the Company had entered into foreign currency forward exchange contracts to transfer its exposure in U.S. dollars to an exposure in UF. As described in the Company's accounting policy in Note 2(m), some of these foreign currency forward exchange contracts have been designated, and are effective as hedges. Under Chilean GAAP, the Company had deferred ThCh$122,121 of forward contract gains and has included these amounts in Other Current Liabilities. For U.S. GAAP purposes, the Company has recognized these forward contract gains in results of operations, in accordance with SFAS 52. The effects of the adjustments have been included under paragraph I(r) below.

               For the year ended December 31, 2001, the Company continued to have foreign currency forward exchange contracts for the purpose of transferring risk from exposure in U.S. dollars to an exposure in UF. Under Chilean GAAP, the Company did not defer any forward contract gains or losses, and recorded a net liability of ThCh$2,730,982. Fair values under Chilean GAAP have been estimated using the closing spot exchange rate at the period end.

               In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133 (SFAS No. 133), "Accounting for Derivative Instruments and Hedging Activities". In June 1999, the FASB issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133". In June 2000, the FASB issued Statement 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133". SFAS No. 133, as amended, establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 required that changes in the derivative instrument's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative instrument's gains and losses to offset related results on the hedged item in the income statement, to the extent effective, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

          (p)  Forward contracts, continued:

               SFAS No. 133, as amended, is effective for fiscal years beginning after June 15, 2000. Statement 133 cannot be applied retroactively. SFAS No. 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid instruments. With respect to hybrid instruments, a Company may elect to apply SFAS No. 133, as amended, to (1) all hybrid instruments, (2) only those hybrid instruments that were issued, acquired, or substantively modified after December 31, 1997, or (3) only those hybrid instruments that were issued, acquired, or substantively modified after December 31, 1998. The Company applied SFAS No. 133 to only those hybrid instruments that were issued, acquired, or substantively modified after December 31, 1998.

               SFAS No. 133, in part, allows special hedge accounting for "fair value" and "cash flow" hedges. SFAS No. 133 provides that the gain or loss on a derivative instrument designated and qualifying as a "fair value" hedging instrument as well as the offsetting loss or gain on the hedged item attributable to the hedged risk be recognized currently in earnings in the same accounting period. While the Company enters into derivatives for the purpose of mitigating its global financial and commodity risks, these operations do not meet the documentation requirements to qualify for hedge accounting under U.S. GAAP. Therefore changes in the respective fair values of all derivatives are reported in earnings when they occur.

               The cumulative effect resulting from the adoption of SFAS No. 133 on January 1, 2001 was a net gain of ThCh$61,972 which is presented net of tax of ThCh$11,601, and minority interest under the caption "Cumulative effect of change in accounting principles. The adjustment is due to the difference between recording forward contracts at spot exchange rates under Chilean GAAP and marking the forward contracts to market using forward rates in according with US GAAP. The effect of the adjustment between the current market values and the fair value for the years ended December 31, 2001 is included in paragraph I(r) below.

          (q)  Elimination of gain on Joint-venture:

               During July 2001, the Company deconsolidated its subsidiary Crowpla Reicolite S.A. as part of a joint venture transaction with Andina Inversiones Societarias S.A., in which the Company retained a 50% interest in Crowpla Reicolite S.A. Under Chilean GAAP a gain of ThCh$ 1,989,949 was recognized based on the difference between the net assets contributed as part of the joint-venture and the Company's share in the joint-venture's equity. This occurred as two transactions, first Cristalerias sold capital in Crowpla Reicolite S.A. which Andina Inversiones Societarias S.A. purchased, and secondly, Andina Inversiones transferred assets into Crowpla Reicolite (now called "Envases CMF S.A.") to complete the joint venture. Under U.S. GAAP, these series of transactions are viewed as one transaction and contributions to joint ventures are recorded at book value of net assets contributed with a gain being recorded only to the extent that cash is received, unless it is reinvested in the business. The gain is recognized as goodwill, which will not be amortized as the transaction occured during July 2001. The effects of the adjustments are included under paragraph I(r) below.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

          (r)  Effects of conforming to U.S. GAAP:

               The adjustments to reported net income required to conform with U.S. GAAP are as follows (all amounts are expressed in thousands of constant Chilean pesos as of December 31, 2001):


                                                                                1999           2000            2001
                                                                            ----------------------------------------------
                                                                                ThCh$          ThCh$           ThCh$


Net income as reported under Chilean GAAP                                      21,338,434      17,570,548      17,770,611
Revaluation of property, plant and equipment (paragraph I(b))                     354,009         345,371         330,057
Allocation of certain overhead costs to inventories (paragraph I(c))             (513,543)        503,987        (264,203)
Deferred income taxes (paragraph I(d))                                            (14,027)       (291,143)        273,275
Accounting for investments in related companies (paragraph I(e))                  576,620        (190,732)     (1,742,729)
Furnace repair provision (paragraph I(g))                                         662,935         306,867      (2,337,831)
Capitalization of molds as property, plant and equipment (paragraph I(h))         312,244         135,419         498,157
Amortization of intangibles assets (paragraph I(j))                              (169,044)       (157,153)       (145,335)
Amortization of unrealized profit (paragraph I(l))                                 22,214          22,215          22,285
Goodwill (paragraph I(m))                                                         (32,318)        (32,201)      1,609,765
Goodwill amortization (paragraph I(m))                                            473,775         442,896        (302,177)
Results of subsidiaries in the development stage (paragraph I(n))                (292,973)       (110,870)       (123,129)
Forward contracts (paragraph I(p))                                                      -         122,121       1,073,033
Joint-venture accounting (paragraph I(q))                                               -               -      (1,989,949)
Effect of minority interests on U.S. GAAP adjustments                             (12,281)        223,684        (145,699)
Deferred tax effect of the above adjustments                                      (72,575)       (145,274)         25,340
                                                                            ----------------------------------------------
Net income in accordance with U.S. GAAP before cumulative effect of change     22,633,470      18,745,735      14,551,471
in accounting principles
                                                                            ----------------------------------------------
Cumulative effect of change in accounting principle, net of taxes of                    -               -          61,972
ThCh$11,601 and minority interest
                                                                            ----------------------------------------------
Net income in accordance with U.S. GAAP                                        22,633,470      18,745,735      14,613,443
                                                                            ----------------------------------------------
Other comprehensive income:
Unrealized holding gain on marketable securities, net of applicable taxes       1,723,758         281,790        (995,146)
(paragraphs I(i))
Foreign exchange translation adjustment                                           (99,785)        701,183       1,604,256
                                                                            ----------------------------------------------
Comprehensive income in accordance with U.S. GAAP                              24,257,443      19,728,708      15,222,553
                                                                            ==============================================


                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

         (r)      Effects of conforming to U.S. GAAP, continued:

         The adjustments required to conform net equity amounts to U.S. GAAP are as follows (all amounts are expressed in thousands of constant Chilean pesos as of December 31, 2001):


                                                                                         2000           2001
                                                                                     ------------------------------
                                                                                         ThCh$         ThCh$


         Net shareholders' equity as reported under Chilean GAAP                      203,307,074     213,388,700
         Revaluation of property, plant and equipment (paragraph I(b))                (10,270,195)     (8,286,374)
         Revaluation of property, plant and equipment, accumulated
          depreciation (paragraph 1(b))                                                 8,053,208      6,399,443
         Allocation of certain overhead costs to inventories (paragraph 1(c))           4,131,425      3,867,224
         Deferred income taxes (paragraph I(d))                                           246,157        519,431
         Accounting for investments in related companies (paragraph I(e))               4,971,655      3,216,639
         Minimum dividend required by Chilean law (paragraph 1(f))                       (985,636)      (673,455)
         Furnace repair provision (paragraph I(g))                                      6,661,701      4,323,870
         Capitalization of molds as property, plant and equipment (paragraph I(h))      1,271,942      1,770,099
         Investments in marketable securities (paragraph 1(i))                          2,997,970      1,848,964
         Intangibles assets (paragraph 1(j))                                           (2,558,880)    (2,704,214)
         Amortization of unrealized profit (paragraph I(l))                              (219,778)      (197,565)
         Goodwill (paragraph I(m))                                                     (4,439,374)    (2,829,609)
         Goodwill amortization (paragraph I(m))                                         2,760,398      2,458,221
         Forward contracts (paragraph I(p))                                               122,121      1,286,953
         Joint-venture accounting (paragraph I(q))                                              -              -
         Effect of minority interests on U.S. GAAP adjustments                           (529,520)      (678,988)
         Deferred tax effect of the above adjustments                                  (2,226,489)    (2,061,059)
                                                                                     -----------------------------
         Net equity in accordance with U.S. GAAP                                      213,293,779    219,658,331
                                                                                     =============================


                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

          (r)  Effects of conforming to U.S. GAAP, continued:

         The following summarizes the changes in shareholders` equity under U.S. GAAP during the years ended December 31, 1999, 2000 and 2001:


                                                                     1999              2000               2001
                                                              --------------------------------------------------------
                                                                    ThCh$              ThCh$             ThCh$


         Balance as of  January 1                                    185,415,156       200,903,864        213,293,779
         Dividends paid                                              (7,828,878)       (8,298,274)        (9,170,182)
         Change in minimum dividends accrued                           (939,857)           959,481            312,181
         Net income in accordance with U.S. GAAP                      22,633,470        18,745,735         14,613,443
         Foreign exchange translation adjustment                        (99,785)           701,183          1,604,256
         Unrealized holding gain (loss) on marketable                  1,723,758           281,790          (995,146)
         securities, net of applicable taxes

                                                              --------------------------------------------------------
         Balance as of December 31                                   200,903,864       213,293,779        219,658,331
                                                              ========================================================


          (s)  Comprehensive Income:

         In accordance with US GAAP, Cristalerias reports a measure of all changes in shareholders' equity that result from transactions and other economic events of the period other than transactions with owners ("comprehensive income"). Comprehensive income is the total of net income and other non-owner equity transactions that result in changes in net shareholders' equity.

         The following represents the components of other comprehensive income, together with the related tax effects by component for the years ended December 31, 1999, 2000 and 2001 (in thousands of constant Chilean pesos as of December 31, 2001).

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

          (s)  Comprehensive Income, continued:



                                                            Before-Tax Amount    Tax (Expense) or       Net of Tax
                                                                                      Benefit             Amount
                                                           -----------------------------------------------------------
               For the year ended December 31, 1999             ThCh$                 ThCh$               ThCh$


         Unrealized holding gains on marketable
         securities arising during period:                        2,027,951              (304,193)          1,723,758
         Foreign exchange translation adjustment                    (99,785)             -                    (99,785)
                                                           -----------------------------------------------------------
         Other comprehensive income                               1,928,166              (304,193)          1,623,973
                                                           ===========================================================

               For the year ended December 31, 2000
         Unrealized holding gains on marketable
         securities arising during period:                          331,517               (49,727)            281,790
         Foreign exchange translation adjustment                    701,183                -                  701,183
                                                           -----------------------------------------------------------
         Other comprehensive income                               1,032,700               (49,727)            982,973
                                                           ===========================================================

               For the year ended December 31, 2001
         Unrealized holding loss on marketable securities
         arising during period:                                  (1,149,006)              153,860            (995,146)
         Foreign exchange translation adjustment                  1,604,256                                 1,604,256
                                                           -----------------------------------------------------------
         Other comprehensive income                                 455,250               153,860             609,110
                                                           ===========================================================


         The following represents accumulated other comprehensive income balances as of December 31, 2000 and 2001 (in thousands of constant Chilean pesos as of December 31, 2001).


                                                                                As of December 31, 2000
                                                          -------------------------------------------------------------
                                                             Unrealized             Cumulative             Accumulated
                                                              Gains on                Foreign                  Other
                                                             Securities             Translation            Comprehensive
                                                                                     Adjustment                Income

         Beginning balance                                        2,266,485            (99,785)             2,166,700
         Current-period change                                      281,790             701,183               982,973
                                                          -------------------------------------------------------------
         Ending balance                                           2,548,275             601,398             3,149,673
                                                          =============================================================

                                                                                 As of December 31, 2000
                                                          -------------------------------------------------------------
                                                             Unrealized             Cumulative             Accumulated
                                                              Gains on                Foreign                  Other
                                                             Securities             Translation            Comprehensive
                                                                                     Adjustment                Income

         Beginning balance                                        2,548,275               601,398             3,149,673
         Current-period change                                    (995,146)             1,604,256               609,110
                                                          --------------------------------------------------------------
         Ending balance                                           1,553,129             2,205,654             3,758,783
                                                          ==============================================================


                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

         II. Additional Disclosure Requirements:

         (a)      Earnings per share:

         The following earnings per share information is not generally required for presentation in the financial statements under Chilean GAAP but is required under U.S. GAAP:


                                                                                      1999         2000       2001
                                                                                    ----------------------------------
                                                                                       Ch$         Ch$         Ch$


         Chilean GAAP basic earnings per share (Ch$) (1)                               333.41      274.54      277.67
                                                                                    ==================================
         U.S. GAAP basic earnings per share (Ch$1) (1):
         U.S. GAAP earnings per share before cumulative effect of                      353.65      292.90      227.37
           change in accounting principle
         Cumulative effect of change in accounting principle                                -           -        0.97
                                                                                    ----------------------------------
         U.S. GAAP net earnings per share                                              353.65      292.90      228.34
                                                                                    ==================================

         (1) The earnings per share data shown above are determined by dividing net income available to common shareholders by the weighted-average number of shares outstanding.The Company has a simple capital structure and has not issued any convertible debt securities. Consequently, there are no dilutive effects on the earnings per share of the Company.

         (b)      Income taxes:

         The provision for income taxes was as follows:


         Chilean GAAP:                                                  1999              2000               2001
                                                                 --------------------------------------------------------
                                                                       ThCh$              ThCh$             ThCh$


         Current tax expense                                              3,760,448         3,884,993          3,879,690
         Deferred tax expense (benefit) and others as
         calculated under Chilean GAAP:                                     (20,682)         (121,534)         1,102,622
                                                                 --------------------------------------------------------

         Charge for the year under Chilean GAAP                           3,739,766         3,763,459          4,982,312

         U.S. GAAP Adjustments

         Deferred tax effect of applying FAS 109                             14,027           291,143          (273,275)
         Deferred tax effect of adjustments to U.S. GAAP                     72,575           145,274           (25,340)
         Deferred tax effect of cumulative effect of change
           in accounting principle                                                -                 -             11,601
                                                                 --------------------------------------------------------

         Charge for the year under U.S. GAAP                              3,826,368         4,199,876          4,695,298
                                                                 ========================================================


                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

         (b)      Income taxes, continued:

         Deferred tax assets (liabilities) as of each year-end are summarized as follows:


                                                           2000                                         2001
                                       --------------------------------------------------------------------------------------------
                                        SFAS No. 109   SFAS No. 109      Total      SFAS No. 109    SFAS No. 109      Total
                                         applied to    applied to US    Deferred     applied to    applied to US    Deferred
                                        Chilean GAAP       GAAP        Taxes under  Chilean GAAP       GAAP        Taxes under
                                          Balances      Adjustments    SFAS No. 109    Balances      Adjustments    SFAS No. 109
                                           ThCh$          ThCh$          ThCh$         ThCh$          ThCh$           ThCh$


Deferred income tax assets:
Tax loss carryforwards (1)                 4,872,728         -           4,872,728     5,389,909         -            5,389,909
Furnace repair provision                     999,256       (999,256)        -            714,294       (714,294)         -
Provision for doubtful accounts               90,036         -              90,036        85,249         -               85,249
Provision for items used in
warehousing                                  252,976         -             252,976       462,286         -              462,286
Accrued Vacation expense                     173,279         -             173,279       166,773         -              166,773
Profit realized for tax purposes, not
for financial accounting purposes            460,305         -             460,305       376,343         -              376,343
Staff severance indemnities                   52,320         -              52,320        34,483         -               34,483
Other                                        177,815         -             177,815       549,319         -              549,319
                                         --------------------------------------------------------------------------------------
   Total deferred income tax assets        7,078,715       (999,256)     6,079,459     7,778,656       (714,294)      7,064,362
                                         --------------------------------------------------------------------------------------

Deferred income tax liabilities:
Depreciation                             (5,846,284)         -         (5,846,284)   (7,115,288)         -          (7,115,288)
Prepaid expenses                            (57,684)         -            (57,684)     (275,449)         -            (275,449)
Inventories                                (163,104)       (619,713)     (782,817)     (251,801)       (618,756)      (870,557)
Molds                                      (152,537)       (190,792)     (343,329)     (262,739)       (292,067)      (554,806)
Forwards Contracts                                 -               -             -             -       (220,415)      (220,415)
Other                                        (4,689)       (416,728)     (421,417)        -            (215,527)      (215,527)
                                         --------------------------------------------------------------------------------------
   Total deferred income tax liabilities (6,224,298)     (1,227,233)   (7,451,531)   (7,905,277)     (1,346,765)    (9,252,042)
                                         --------------------------------------------------------------------------------------
Net deferred tax assets (liabilities)        854,417     (2,226,489)   (1,372,072)     (126,621)     (2,061,059)    (2,187,680)
resulting from  SFAS No. 109             ======================================================================================


(1) In accordance with the current enacted tax law in Chile, such tax losses may be carried forward indefinitely.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

         (b)      Income taxes, continued:

         The provision for income taxes differs from the amount of income tax determined by applying the applicable Chilean statutory income tax rate to pretax income calculated in accordance with U.S. GAAP as a result of the following differences:


                                                                    1999              2000              2001
                                                             -------------------------------------------------------
                                                                   ThCh$              ThCh$             ThCh$


         Tax provision at statutory Chilean tax rates                 3,968,976         3,520,916         3,090,647

         Increase (decrease) in taxes resulting from:

         Amortization of goodwill and other intangibles                 101,092            55,845          (289,206)
         Price-level restatement not accepted for tax
         purposes                                                        42,405           154,903          (153,737)
         Equity in net income of related companies                      168,072           448,074         1,392,237
         Tax credits and other permanent differences                   (454,177)           20,138           655,357
                                                             -------------------------------------------------------
         Effective tax provision                                      3,826,368         4,199,876         4,695,298
                                                             =======================================================


         The Chilean statutory first category (corporate) income tax rate was 15% for 1999 through 2001, however tax rates will increase to 16% in 2002, 16.5% in 2003, and 17% in 2004, in accordance with the currently enacted tax legislation.

         In accordance with Chilean law, Cristalerias de Chile S.A. and each of its subsidiaries compute and pay tax on an individual basis.

         The Company had net operating tax-loss carry forwards related to its subsidiaries of approximately ThCh$31,802,806 as of December 31, 2001 that can be carried forward indefinitely.

         (c)      Cash flows:

         As described in Note 12, the Company's subsidiary Vina Dona Paula was not consolidated until 2001 because the company was in the development stage prior to that year. Additionally, in October 2000 the Company began Simetral S.A. Simetral is not consolidated during 2000 or 2001 because it is still in the development stage. Under U.S. GAAP these subsidiaries would be consolidated, regardless of when their operations begin.

         Cash flow amounts reconciled in accordance with U.S. GAAP, as presented below include restatement to constant Chilean pesos as of December 31, 2001 as part of the comprehensive basis used by the Company in preparing its price-level adjusted financial statements. Foreign registrants that prepare comprehensive price-level adjusted financial statements are permitted to not reconcile the effects of price level changes to U.S. GAAP. Consequently, the effects of the price level adjustments have not been reconciled.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

         (c)      Cash flows, continued:

         Consolidation of the Company's development stage operations would result in the following differences under U.S. GAAP:


                                                                           1999            2000            2001         2001
                                                                          ThCh$           ThCh$           ThCh$         ThUS$


Cash provided by operating activities reported under Chilean GAAP         23,953,749      34,476,818      39,289,746      60,003
Effect of consolidation of subsidiary in Vina Dona Paula                   (478,148)       (475,588)               -           -
Effect of consolidation of subsidiary in Simetral                                  -       (142,834)       (173,226)       (265)
                                                                      -----------------------------------------------------------
Cash provided by operating activities under US GAAP                       23,475,601      33,858,396      39,116,520      59,738

Cash provided by financing activities reported under Chilean GAAP        (7,999,396)      45,870,978       5,015,698       7,660
Effect of consolidation of subsidiary in Vina Dona Paula                     941,574       1,233,387               -           -
Effect of consolidation of subsidiary in Simetral                                  -         290,237         152,003         232
Proceeds from loans from related companies                                 1,267,612       1,868,797       1,331,054       2,033
                                                                      -----------------------------------------------------------
Cash provided by financing activities under US GAAP                      (5,790,210)      49,263,399       6,498,755       9,925

Cash used in investing activities reported under Chilean GAAP            (3,935,912)    (76,302,249)    (33,947,884)    (51,846)
Effect of consolidation of subsidiary in Vina Dona Paula                   (695,693)       (663,181)               -           -
Effect of consolidation of subsidiary in Simetral                                  -               -               -           -
Proceeds from loans from related companies                               (1,267,612)     (1,868,797)     (1,331,054)     (2,033)
                                                                      -----------------------------------------------------------
Cash used in investing activities under US GAAP                          (5,899,217)    (78,834,227)    (35,278,938)    (53,879)

Effect of inflation on cash and cash equivalents under Chilean GAAP        (397,546)     (1,809,889)     (1,252,114)     (1,912)
Effect of consolidation of subsidiary in Vina Dona Paula                       5,317               -               -           -
Effect of consolidation of subsidiary in Simetral                                                  -               -           -
                                                                      -----------------------------------------------------------
Effect of inflation on cash and cash equivalents under Chilean GAAP        (392,229)     (1,809,889)     (1,252,114)     (1,912)

Net change in cash and cash equivalents under Chilean GAAP                11,620,895       2,235,658       9,105,446      13,906
Effect of consolidation of subsidiary in Vina Dona Paula                   (226,950)          94,618               -           -
Effect of consolidation of subsidiary in Simetral                                            147,403        (21,223)        (32)
                                                                      -----------------------------------------------------------
Net change in cash and cash equivalents under US GAAP                     11,393,945       2,477,679       9,084,223      13,873

Cash and cash equivalents at beginning of year under Chilean  GAAP        14,813,512      26,434,407      28,670,065      43,785
Effect of consolidation of subsidiary in Vina Dona Paula                     242,735          15,786               -           -
Effect of consolidation of subsidiary in Simetral                                  -               -         142,971         218
                                                                      -----------------------------------------------------------
Cash and cash equivalents at beginning of year under US GAAP              15,056,247      26,450,193      28,813,036      44,003

Cash and cash equivalents at end of year under Chilean GAAP               26,434,407      28,670,065      37,775,511      57,691
Effect of consolidation of subsidiary in Vina Dona Paula                      15,785         110,404               -           -
Effect of consolidation of subsidiary in Simetral                                  -         147,403         121,748         186
                                                                      -----------------------------------------------------------
Cash and cash equivalents at end of year under US GAAP                    26,450,192      28,927,872      37,897,259      57,877


                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

     (d) For purposes of the statements of cash flows under U.S. GAAP, the company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents as follows:


                                                                  1999              2000               2001
                                                           --------------------------------------------------------
                                                                 ThCh$              ThCh$             ThCh$


         Cash deposits that are cash equivalents                    2,391,922         2,362,964          2,937,609
         Time deposits that are cash equivalents                   22,543,540        17,531,716         13,792,047
         Mutual Funds                                                       -                 -          9,794,119
         Repurchase agreements                                      1,514,731         9,033,192         11,463,484
                                                           --------------------------------------------------------

         Total cash and cash equivalents                           26,450,193        28,927,872         37,987,259
                                                           ========================================================



         Supplementary Cash flow information:


                                                                  1999              2000               2001
                                                           --------------------------------------------------------
                                                                 ThCh$              ThCh$             ThCh$


         Interest paid                                              4,578,774         3,799,415          6,310,222
                                                           ========================================================
         Taxes paid                                                 3,011,608         3,872,746          3,872,036
                                                           ========================================================


                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

         (e) Investments in related companies:

         The following tables show combined summary financial information of the related companies accounted for using the equity method. All amounts are in thousands of constant Chilean pesos of December 31, 2001 purchasing power.

         The condensed information shown here has been combined from each company's individual financial statements prepared in accordance with Chilean GAAP. For the overall effect on the financial statements of Cristalerias de Chile S.A. of the application of U.S. GAAP to the financial statements of these companies, see paragraph I(r) above.


                                                                      1999               2000              2001
                                                                -------------------------------------------------------
                                                                      ThCh$             ThCh$              ThCh$


         Current assets                                                18,404,574         43,580,498        57,237,482
         Non-current assets                                            80,956,057        405,712,728       441,707,847
                                                                -------------------------------------------------------
         Total assets                                                  99,360,631        449,293,226       498,945,329
                                                                =======================================================

         Current liabilities                                           16,196,588         40,363,483        46,820,568
         Non-current liabilities                                        2,433,279         27,471,038        50,932,957
                                                                -------------------------------------------------------
         Total liabilities                                             18,629,867         67,834,521        97,753,525
                                                                =======================================================

         Net sales                                                     24,351,205         68,491,283       100,072,631
                                                                =======================================================
         Gross profit                                                   8,289,921         19,636,208        24,347,169
                                                                =======================================================
         Net income                                                     3,526,641       (13,025,544)      (29,644,660)
                                                                =======================================================

         Company's share of net (loss) income (Note 12)                 1,007,418        (2,798,850)       (7,394,602)
                                                                =======================================================

         (f)      Segment information:

         The Company operates principally in three business segments, substantially all of which are located in Chile, which comprise the
         (i) the production and sale of glass and plastic containers, (ii) the wine segment, (iii) the media and communications business and (iv) other, which includes real estate operations. Total revenues by segment are comprised of sales to unaffiliated customers, as reported in Cristalchile's consolidated income statement and inter-segment sales, which are accounted for at invoice prices. Operating expenses are allocated between Cristalchile's operating segments on a proportionate basis.

         The methods of revenue recognition by segment are (i) (a) glass containers: when a sales commitment has been made through the issuance of a sales invoice and the product has been delivered and
         (b) plastic containers: upon delivery, (ii) wine: upon delivery,
         (iii) media and communications: upon broadcast of the program or advertisement, and (iv) other, which includes real estate: upon period of rental.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

     (f)  Segment information, continued:

          The Company's segment data, based on Chilean GAAP balances, are as follows:


                                      Glass and
                                       Plastics      Wines     Communications     Other       Total
                                     -----------------------------------------------------------------
                                        ThCh$        ThCh$          ThCh$         ThCh$       ThCh$


As for and for the year ended December 31, 1999
Revenues from external customers       62,159,951   54,790,757       15,695,058 (4,076,091)  128,569,675
Revenues from transactions with
other operating segments of the
same enterprise                         4,534,342      -              -         (4,534,342)         -
Interest income                         3,114,918      132,985           57,225      6,433     3,311,561
Interest expense                         (727,953)  (1,374,880)        (793,607)   (34,213)   (2,930,653)
Depreciation                           (7,515,839)  (2,162,538)      (1,313,692)      (420)  (10,992,489)
Amortization                             (356,902)    (190,508)        (327,318)     -          (874,728)
Income tax expense                     (3,392,289)    (356,135)        -             8,658    (3,739,766)
Earnings (loss) from equity-method        542,721      417,637           47,060     -          1,007,418
Net Income                             19,873,273    4,980,971       (3,466,109)   (49,701)   21,338,434
Total Assets                          158,446,809   90,534,029       45,451,547  1,563,649   295,996,034
Capital Expenditures                    5,954,653    2,785,875          415,904     -          9,156,432

As for and for the year ended December 31, 2000
Revenues from external customers       72,355,078   61,983,423       15,484,619 (4,861,054)  144,962,066
Revenues from transactions with
other operating segments of the
same enterprise                         5,263,774      -              -         (5,263,774)         -
Interest income                         2,625,074      293,987           82,745      6,630     3,008,436
Interest expense                       (2,764,751)  (1,699,879)        (662,648)    (2,779)   (5,130,057)
Depreciation                           (7,796,755)  (2,374,979)      (1,278,991)     -       (11,450,725)
Amortization                             (717,853)    (142,706)        (221,888)     -        (1,082,447)
Income tax expense                     (3,311,203)  (1,114,516)          660,363     1,897    (3,763,459)
Earnings (loss) from equity-method        639,555      501,504      (3,939,909)     -         (2,798,850)
Net Income                             16,302,366    6,201,573      (4,923,178)    (10,213)   17,570,548
Total Assets                          153,918,383   94,186,557      114,585,623  1,182,988   363,873,551
Capital Expenditures                   14,564,776    5,016,988          225,006     -         19,806,770

As for and for the year ended December 31, 2001
Revenues from external customers       65,783,571   65,075,765       16,122,182 (5,052,702)  141,928,816
Revenues from transactions with
other operating segments of the
same enterprise                         6,187,606     -              -          (6,187,606)         -
Interest income                         1,607,836    1,158,879           71,331      1,366     2,839,412
Interest expense                       (3,933,041)  (2,488,800)        (509,406)         -    (6,931,247)
Depreciation                           (7,638,228)  (3,104,193)      (1,039,130)         -   (11,781,551)
Amortization                           (1,490,389)    (269,635)        (248,311)   (24,728)   (2,033,063)
Income tax expense                     (3,340,435)  (1,682,776)          39,345      1,554    (4,982,312)
Earnings (loss) from equity-method       (862,391)     473,525       (7,005,284)      (452)   (7,394,602)
Net Income                             19,465,741    7,219,871       (6,771,547)(2,143,454)   17,770,611
Total Assets                          154,125,324  114,571,320      105,972,813 18,459,179   393,128,636
Capital Expenditures                   24,845,080    7,594,193          290,824         -     32,730,097


                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

         (g)      Geographic information:

         Although all of the Company's operations are located in Chile, export revenues, primarily from customers in the United Kingdom, the United States and Canada, totaled ThCh$23,083,754, ThCh$29,093,690 and ThCh$31,381,538 for the years ended December 31, 1999, 2000 and 2001, respectively.

         (h)      Supplementary information on marketable securities:

         Supplementary information on available for sale marketable securities is as follows:

                                                                            As of December 31, 2000
                                                           ----------------------------------------------------
                                                           Carrying value      Unrealized       Market value
                                                                              Holding Gains
                                                                ThCh$             ThCh$             ThCh$

Government securities                                             2,581,949                 -         2,581,949
Equity securities and mutual funds                                5,816,730         2,997,970         8,814,700
                                                           ----------------------------------------------------
Total                                                             8,398,679         2,997,970        11,396,649
                                                           ====================================================


The contracted maturities of these securities are as       Within one year   After one year   After five years
follows:                                                                     But within five    but within 10
                                                                                  years             years
                                                           ----------------------------------------------------
                                                                ThCh$             ThCh$             ThCh$
Government securities                                             2,581,949                 -                 -
Equity securities and mutual funds                                8,814,700                 -                 -
                                                           ----------------------------------------------------
Total                                                            11,396,649                 -                 -
                                                           ====================================================

                                                                            As of December 31, 2001
                                                           ----------------------------------------------------
                                                           Carrying value      Unrealized       Market value
                                                                              Holding Gains
                                                                ThCh$             ThCh$             ThCh$
Bonds                                                                71,599         -                    71,599
Equity securities and mutual funds                               12,973,641         1,848,964        14,822,605
                                                           ----------------------------------------------------
Total                                                            13,045,240         1,848,964        14,894,204
                                                           ====================================================


The contracted maturities of these securities are as       Within one year   After one year   After five years
follows:                                                                     But within five    but within 10
                                                                                  years             years
                                                           -----------------------------------------------------
                                                                ThCh$             ThCh$             ThCh$
Bonds                                                                71,599                 -                 -
Equity securities and mutual funds                               14,822,605                 -                 -
                                                           -----------------------------------------------------
Total                                                            14,894,204                 -                 -
                                                           =====================================================


Equity stock investments and mutual fund investment do not have a fixed maturity date, but are anticipated to be sold within one year.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

     (h)  Supplementary information on marketable securities, continued:

Supplementary information on held-to-maturity marketable securities is as follows:


                                                                            As of December 31, 2000
                                                           ----------------------------------------------------
                                                           Carrying value      Unrealized       Market value
                                                                              Holding Gains
                                                                ThCh$             ThCh$             ThCh$
Bonds                                                                     -                 -                 -
                                                           ----------------------------------------------------
Total                                                                     -                 -                 -
                                                           ====================================================



The contracted maturities of these securities are as       Within one year   After one year   After five years
follows:                                                                     But within five    but within 10
                                                                                  years             years
                                                           ----------------------------------------------------
                                                                ThCh$             ThCh$             ThCh$
Bonds                                                                     -                 -                 -
                                                           ----------------------------------------------------
Total                                                                     -                 -                 -
                                                           ====================================================



                                                                            As of December 31, 2001
                                                           ----------------------------------------------------
                                                           Carrying value      Unrealized       Market value
                                                                              Holding Loss
                                                                ThCh$             ThCh$             ThCh$
Bonds                                                             9,070,345      (101,166)            8,969,179
                                                           ----------------------------------------------------
Total                                                             9,070,345      (101,166)            8,969,179
                                                           ====================================================



The contracted maturities of these securities are as       Within one year   After one year   After five years
follows:                                                                     But within five    but within 10
                                                                                  years             years
                                                           ----------------------------------------------------
                                                                ThCh$             ThCh$             ThCh$
Bonds                                                                     -         8,969,179                 -
Total                                                                     -         8,969,179                 -


                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

         (i)      Other disclosures:

         The Company has accounted for its liability for severance indemnities as disclosed in Notes 2(h) and 21. Except for severance indemnities, the Company does not provide any post-employment or post-retirement benefits to its employees and accordingly, there is no need to record any additional obligations in accordance with either SFAS 106 (Employers' Accounting for Post-retirement Benefits other than Pensions) or SFAS 112 (Employers' Accounting for Post-employment Benefits).

         The Company had advertising expenses of ThCh$2,731,759, ThCh$2,756,377 and ThCh$3,050,694 for the years ended December 31, 1999, 2000 and 2001. There were no significant lease obligations or rental expenses for the years ended December 31, 1999, 2000 and 2001.

         Reliance on Significant Customers:

         The Company sells glass to three unrelated companies that have from time to time accounted for more than 10% of the Company's glass segment sales over the last three years. Sales to these companies accounted for 34.1% (17.0%, 9.2% and 7.9%), 33.5% (16.8%, 8.9% and
         7.8%) and 31.2% (15.0%, 9.5% and 6.7%) of the Company's total net sales for the years ended December 31, 1999, 2000 and 2001 of the company's glass segment sales, respectively.

         (j)      Concentrations of Credit Risk

         The Company holds bank balances and places deposits in a number of different financial institutions and in this way attempts to reduce counterparty risk. The Company does not believe that it is exposed to any material credit risk from any single financial institution. No customer has outstanding receivables of more than 10%. The concentration of the Company's accounts receivable balances are as follows:


                                                                     Percentage of accounts receivable
                     Sector                                                             2001
                                                                                        ----

                     Glass Container
                         Liquor                                                        4.50%
                         Beer                                                          7.48%
                         Soft Drink                                                    7.10%
                         Wine                                                         29.06%
                         Other Glass Container                                         0.81%        48.95%
                                                                                -------------
                     TV Advertisement                                                                9.72%
                     Wine                                                                           41.33%


         The Company's debtors are all dependent on the Chilean economy, and significant proportions of these debtors operate in the beverage industry. As a result, the Company could be vulnerable to a downturn in economic activity in Chile. However, the Company so far does not have any experience of credit losses due to non-payment by major customers. Additionally, the credit risk that the Company has faced from creditors has been reduced as a result of the Company's position in the market for the production of glass bottles. In the event of failure by the Company's counterparties, the Company would be exposed to a loss equivalent to the amount shown in the balance sheet.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

         (k)      Disclosure regarding the fair value of financial instruments:

         In accordance with SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" and SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments" under US GAAP, information is provided about the fair value of certain financial instruments for which it is practicable to estimate that value. For the purposes of SFAS No. 107, the estimated fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.

         There are certain limitations inherent in the fair value data, since while the data represents Management's best estimates and certain assumptions; the data is subjective, involving significant estimates and assumptions regarding current economic and market conditions.

         The methods and assumptions used to estimate the fair values are as follows:

          o For cash, short-term deposits and investments, and current receivables and payables the carrying amounts approximate the fair value due to the short-term maturity of these instruments.

          o For interest earning assets and interest bearing liabilities that are contracted at variable interest rates, book value is considered to be equivalent to fair value.

          o Estimates of fair values of financial instruments for which no quoted prices or secondary market exists have been made using valuation techniques such as forward pricing models, present value of estimated future cash flows, and modeling techniques. These estimates of fair values include assumptions made by the Company about market variables that may change in the future. Changes in assumptions could have a significant impact on the estimate of fair values disclosed. As a result, such fair value amounts are subject to significant uncertainty and are highly dependent on the quality of the assumptions used.

          o For interest earning assets and interest bearing liabilities, contracted at fixed interest rates with an original maturity of more than one year, the fair values have been calculated by discounting contractual cash flows at the current market origination rates for financial instruments with similar terms.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

         (k) Disclosure regarding the fair value of financial instruments, continued:


                                                         2000                                    2001
                                              Carrying           Estimated            Carrying          Estimated Fair
                                                Value            Fair Value             Value                Value
                                          ------------------------------------  --------------------------------------
Assets                                       ThCh$              ThCh$                ThCh$                    ThCh$
Cash                                            2,105,158         2,105,158             2,815,861            2,815,861
Time deposits                                  18,403,839        18,102,738            22,731,793           22,705,744
Marketable securities                           8,398,679        11,397,660            13,045,240           14,807,272
Other instruments                               9,060,989         9,059,876            11,531,338           11,456,801
Long-term receivables                           1,392,783         1,392,783               228,703              228,703
Other accounts receivables                     39,578,693        39,578,693            37,071,073           37,071,073
Long-term other instruments                     1,409,534         1,409,534            12,136,960           12,035,794
Forward contracts, net                            690,222           782,021                     -                    -
Liabilities
Accounts payable                               15,283,722        15,283,722            12,275,338           12,275,338
Long-term bank liabilities                     81,352,566        81,526,821            79,730,407           80,248,202
Bonds payable                                   1,023,058         1,023,058            20,180,959           20,180,959
Miscellaneous creditors                         1,395,809         1,395,809             3,092,196            3,092,196
Forward contracts, net                                  -                 -             2,730,982            1,444,029


         The Company entered into foreign currency exchange contracts to transfer its exposure in U.S. dollars to an exposure in UF. The Company's accounting policy for such contracts is described in Note 2(m).

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

     (l)  Restrictions on payment of dividends:

          As of December 31, 2001, the Company had undistributed earnings of ThCh$2,324,210 in companies accounted for by the equity method, included as a part of consolidated retained earnings.

          Dividends received from such entities were ThCh$1,225,230, ThCh$330,270 and ThCh$$436,897 for the years ended December 31, 1999, 2000 and 2001, respectively.

     (m)  Recent accounting pronouncements:

          On July 20, 2001, the Financial Accounting Standards Board issued Statements No. 141, "Business Combinations" ("SFAS No. 141") and No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Poolings initiated prior to June 30, 2001 are grandfathered. SFAS No. 142 replaces the requirements to amortize intangible assets with indefinite lives and goodwill with a requirement for an impairment test. SFAS No. 142 also requires an evaluation of intangible assets and their useful lives and a transitional impairment test for goodwill and certain intangible assets. After transition, the impairment tests are to be performed annually. The Company is required to adopt SFAS No. 142 on January 1, 2002. Under SFAS No. 142, the Company will cease to amortize existing goodwill related to previous acquisitions beginning on January 1, 2002. The effect of not amortizing goodwill will be to increase annual net income determined under U.S. GAAP by approximately ThCh$488,661, notwithstanding any future transactions. The Company is still assessing the events of impairment, if any, of goodwill, that may need to be recorded as a result of the adoption of these new accounting standards.

          In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS No. 143"). This standard requires that obligations associated with the retirement of tangible long-lived assets be recorded as liabilities when those obligations are incurred, with the amount of the liability initially measured at fair value. Upon initially recognizing a liability for an asset retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, this liability is accreted to its present value, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company will adopt SFAS No. 143 effective January 1, 2003. The Company does not expect that the adoption of this statement will have a material impact on their results of operations, financial position or cash flows.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

     (m)  Recent accounting pronouncements, continued:

          In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business (as previously defined in that opinion). SFAS 144 requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and broadens the presentation of discontinued operations to include more disposal transactions than were included under the previous standards. For the Company and other calendar-year companies, SFAS No. 144 is effective beginning January 1, 2002. The Company does not expect the adoption of SFAS 144 to have a material impact on its results of operations, financial position or cash flows.

          In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". This statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements". This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The Company does not expect the adoption of SFAS 145 to have a material impact on its results of operations, financial position or cash flows.

                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

     (n)  Effects of conforming to U.S. GAAP

          Certain reclassifications would be made to the line items of the Chilean GAAP income statement to show the same presentation as would be required under a U.S. GAAP format. Amounts that are included in non-operating income and expenses would be included as operating income under U.S. GAAP. These reclassifications are as follows (the column labeled "U.S. GAAP presentation" discloses amounts using a U.S. GAAP presentation, although the amounts displayed have been determined in accordance with Chilean GAAP):



                                                                                       1999
                                                             --------------------------------------------------------
                                                                                                        U.S. GAAP
                                                             Chilean GAAP       Reclassification      Presentation
                                                                 ThCh$               ThCh$                ThCh$
         Operating income                                          23,413,537            (760,175)          22,653,362
         Non-operating income                                       2,039,828          (1,239,218)             800,610
         Non-operating expenses                                   (2,851,288)            1,999,393           (851,895)


                                                                                       2000
                                                              --------------------------------------------------------
                                                                                                        U.S. GAAP
                                                                                                      Presentation
                                                              Chilean GAAP      Reclassification
                                                                 ThCh$                ThCh$               ThCh$
         Operating loss                                            30,851,557          (1,418,929)          29,432,628
         Non-operating income                                       1,774,426            (682,148)           1,092,278
         Non-operating expenses                                   (2,707,626)            2,101,077           (606,549)



                                                                                       2001
                                                                                                        U.S. GAAP
                                                                                                      Presentation
                                                              Chilean GAAP      Reclassification
                                                                 ThCh$                ThCh$               ThCh$
         Operating loss                                            32,584,528          (5,830,279)          26,754,249
         Non-operating income                                       6,709,775          (6,302,744)             407,031
         Non-operating expenses                                   (2,746,373)            2,257,539           (488,834)
         Extraordinary income                                       1,785,074          (1,785,074)                   -


                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

         (n)      Effects of conforming to US GAAP, continued:

         Certain reclassifications would be made to the line items of the Chilean GAAP balance sheet to show the same presentation as would be required under a U.S. GAAP format. Amounts payable or receivable under forward contacts would only be stated net if there was a right of offset, and current bond payable for the year-ended December 31, 2000, would be stated as long-term because the debt was refinanced subsequent to year-end. These reclassifications are as follows (the column labeled "U.S. GAAP presentation" presents amounts using U.S. GAAP format although the amounts displayed have been determined in accordance with Chilean GAAP):



                                                                                       2000
                                                             ---------------------------------------------------------
                                                                                                        U.S. GAAP
                                                             Chilean GAAP       Reclassification      Presentation
                                                                 ThCh$               ThCh$                ThCh$

         Total current assets                                     114,278,868               46,387         114,325,255
         Total other assets                                       128,728,422                    -         128,728,422
         Total current liabilities                                 46,419,804          (1,029,731)          45,390,073
         Total long-term liabilities                               81,854,064            1,076,117          82,930,181



                                                                                       2001
                                                             ----------------------------------------------------------
                                                                                                       U.S. GAAP
                                                             Chilean GAAP       Reclassification      Presentation
                                                                 ThCh$               ThCh$                ThCh$

         Total current assets                                     119,896,652            1,707,454         121,604,106
         Total other assets                                       144,686,977                    -         144,686,977
         Total current liabilities                                 50,360,188            1,707,454          52,067,642
         Total long-term liabilities                               95,057,480                    -          95,057,480


                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

39.      Differences between Chilean and United States
         Generally Accepted Accounting Principles, continued:

         (o)      Valuation and qualifying accounts:


                                         Balance at     Charged to       Charged                        Balance
                                         Beginning       cost and        to other                       at end
             Description                 of period       expenses        accounts      Deductions      of period
                                         ---------       --------        --------      ----------      ---------
                                           ThCh$           ThCh$          ThCh$          ThCh$           ThCh$
1999
Allowance for doubtful accounts:
Trade receivables                             678,724          14,590       (12,645)       (76,429)         604,240

2000
Allowance for doubtful accounts:
Trade receivables                             604,240         172,529       (26,526)      (210,261)         539,982

2001
Allowance for doubtful accounts:
Trade receivables                             539,982         163,196      (154,692)       (19,497)         528,989


                  CRISTALERIAS DE CHILE S.A. AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, Continued
 (Translation of financial statements originally issued in Spanish - See Note 2)
                 (Restated for general price-level changes and
                      expressed in thousands of constant
          Chilean pesos as of December 31, 2001 except as indicated)

                            -----------------------

40. Consolidated Financial Statements of Cordillera Comunicaciones Ltda. and Subsidiaries

In accordance with Chilean GAAP, as of December 31, 2001, the Company included its equity method investment in Cordillera Comunicaciones Ltda. and subsidiaries ("Cordillera") (See Note 10) in the balance sheet account "Investments in related companies" and its participation in earnings for the years ended December 31, 1999, 2000 and 2001 in the income statement account "Equity participation in net income (loss) of related companies". The Company is required to present separately, the Chilean GAAP audited financial statements with a reconciliation to U.S. GAAP of Cordillera as of December 31, 2000 and 2001 and for the three years in the period ended December 31, 2001, as Cordillera met the definition of a significant subsidiary under Rule 1-02
(w) of Regulation S-X as of December 31, 2001.